Exhibit 10.1

PURCHASE AGREEMENT

BETWEEN

7900 HAMPTON BLVD, LLC,
a Delaware limited liability company

AS SELLER

AND

DEDICATED (PARROTS LANDING) LP,
a Florida limited partnership

AS PURCHASER

covering and describing

Parrots Landing Apartments

In

Broward County, Florida

PURCHASE AGREEMENT

THIS AGREEMENT is entered into as of August 27, 2012, between 7900 HAMPTON BLVD, LLC, a Delaware limited liability company (“Seller”), and DEDICATED (PARROTS LANDING) LP, a Florida limited partnership (“Purchaser”).

ARTICLE I

PURCHASE AND SALE

1.1          Agreement of Purchase and Sale. In consideration of their covenants set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, for the Purchase Price (as hereinafter defined) and on the terms and conditions set forth herein, the following:

(a)           All of the land situated in the City of North Lauderdale, the County of Broward and the State of Florida, described on Exhibit A attached hereto and made a part hereof, together with all right, title and interest of Seller in and to all benefits, privileges, easements, strips, gores, tenements, hereditaments and appurtenances thereon or appertaining thereto, and together with all right, title and interest of Seller in and to adjacent streets, alleys and rights-of-way (the “Real Estate”). To the extent that the final approved Updated Survey contains any differences from the metes and bounds legal description attached hereto as Exhibit A, upon the Title Company’s approval of such Updated Survey and agreement to insure the legal description in the Updated Survey, the metes and bounds legal description reflected on the Updated Survey shall be substituted for Exhibit “A” for all purposes under this Agreement.

(b)           All structures, buildings, improvements and fixtures, including without limitation all equipment and appliances, used in connection with the operation or occupancy thereof, such as heating and air-conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, cooking, dishwashing, laundry, trash disposal or other fixtures owned by Seller and located on the Real Estate (“Improvements”).

(c)           All personal property owned by Seller located on or in the Real Estate or Improvements and used in connection with the operation, leasing and maintenance of the Real Estate or Improvements, including, but not limited to, furniture, furnishings, drapes and floor coverings, office equipment and supplies, heating, lighting, refrigeration, plumbing, ventilating, incinerating, cooking, laundry, communication, electrical, dishwashing, and air conditioning equipment, disposals, window screens, storm windows, recreational equipment, pool equipment, patio furniture, sprinklers, hoses, tools and lawn equipment (“Personal Property”), a schedule of which Personal Property is attached hereto as Schedule 1.1(c).

(d)           Seller’s interest in all leases and other agreements to occupy the Real Estate and/or the Improvements, or any portion thereof, as amended from time to time, in effect on the date of Closing, as hereinafter defined (all such leases and agreements being sometimes collectively referred to herein as “Leases”).

(e)           All intangible property owned by Seller and used in connection with the Real Estate, Improvements and Personal Property, including specifically, without limitation, all right, title and interest of Seller in and to the following: (i) the name “Parrots Landing, all logos, all trademarks and trade names used exclusively in connection with any part of the Real Estate and Improvements (specifically excluding, however, the name “Behringer Harvard,” any derivative thereof or any name which includes the words “Behringer Harvard” or any derivative thereof),

(ii) all plans and specifications, if any, in the possession of Seller which were prepared in connection with the construction of any of the Improvements, (iii) all licenses and permits now in effect with respect to the Real Estate, Improvements and Personal Property, and (iv) all written service and maintenance contracts (“Service Contracts”), unexpired warranties, guaranties and bonds in effect at Closing (as hereinafter defined) and relating to the Property, but only to the extent that such Service Contracts, warranties, guaranties and bonds are assignable by Seller without any necessary third party consent, or to the extent that all necessary third party consents to such assignments have been obtained (provided that Seller shall not be obligated to obtain such third party consents) including without limitation all equipment leases and all rights of Seller thereunder relating to equipment or property located upon the Property, which will survive Closing and which Purchaser elects to assume pursuant to Section 5.4(c) herein (“Intangible Property”).

1.2          Property Defined. The Real Estate, Improvements, Personal Property, Leases and Intangible Property are sometimes collectively referred to herein as the “Property.”

1.3          Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the “Permitted Exceptions”).

1.4          Purchase Price. The purchase price for the Property shall be FIFTY-SIX MILLION THREE HUNDRED THOUSAND DOLLARS ($56,300,000) (“Purchase Price”).

1.5          Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser prior to the Closing.

1.6          Earnest Money. Within two (2) business days of the execution of this Agreement of the last of Seller and Purchaser, Purchaser is depositing with Chicago Title Insurance Company (the “Title Company”), having its office at 15951 SW 41st Street, Suite 800, Weston, FL 33331, Attention: Alan S. Weissman (Phone 954-315-1852, Alan.Weissmani@fnf.com) (the “Escrow Agent”), the sum of TWO HUNDRED FIFTY THOUSAND Dollars ($250,000) (the “First Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. If Purchaser does not exercise the right to terminate this Agreement in accordance with Section 2.3 or Section 3.2 hereof, Purchaser shall, on or before the last date of the Inspection Period (as such term is defined in Section 3.1 hereof), deposit with the Escrow Agent the additional sum of SEVEN HUNDRED FIFTY THOUSAND Dollars ($750,000) (the “Second Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer as an additional deposit under this Agreement. If Purchaser has not elected to terminate this Agreement in accordance with Section 2.3 or Section 3.2 hereof and exercises it right to extend the Closing Date as provided in Section 4.1, Purchaser shall deposit with the Escrow Agent the additional sum of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) in good funds, either by certified bank or cashier’s check or by federal wire transfer (the “Third Deposit”). Upon receipt of a W-9 (which Purchaser agrees to deliver to the Escrow Agent concurrently with the delivery of the First Deposit), the Escrow Agent shall hold the First Deposit, the Second Deposit and, if applicable, the Third Deposit in an interest-bearing account in accordance with the terms and conditions of this Agreement. The First Deposit, the Second Deposit and, if applicable, the Third Deposit together with all interest earned on such sums, are herein referred to collectively as the “Earnest Money.” All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. If Purchaser fails to deliver the Second Deposit to the Escrow Agent within the time period specified above, this Agreement shall terminate automatically on the last day of the Inspection

Period, Escrow Agent shall deliver the Earnest Money to Seller promptly thereafter and neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. Time is of the essence for the delivery of Earnest Money under this Agreement. After the expiration of the Inspection Period, the Earnest Money shall become non-refundable to Purchaser unless otherwise expressly set forth in this Agreement.  The Earnest Money shall be applied to the Purchase Price at Closing unless otherwise set forth herein.

1.7          Independent Contract Consideration. Upon the Effective Date, Purchaser shall deliver to Seller a check in the amount of Fifty Dollars ($50) (the “Independent Contract Consideration”), which amount Seller and Purchaser hereby acknowledge and agree has been bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, and is nonrefundable in all events.

ARTICLE II

TITLE AND SURVEY

2.1          Title Commitment. As soon after the Effective Date as reasonably practicable through the use of good faith efforts by Seller, Seller shall cause the Title Company (through its title agent Greenberg Traurig, P.A. (the “Title Agent”)) to deliver to Purchaser, at Seller’s expense, (a) a title commitment (“Commitment”) for an owner’s policy of title insurance issued by the Title Company in the amount of the Purchase Price, and (b) legible copies of all recorded instruments referenced in Schedule B and Schedule C of the Commitment.

2.2          Survey. As soon after the Effective Date as reasonably practicable through the use of good faith efforts by Seller, Seller shall cause to be delivered to Purchaser, at Seller’s expense, the existing survey (the “Existing Survey”) of the Real Estate and Improvements. Purchaser shall, at its sole cost, be responsible for obtaining an updated survey (the “Updated Survey,” and together with the Existing Survey, the “Survey”). Purchaser shall cause a copy of the Updated Survey to be delivered to Seller promptly following completion.

2.3          Review of Commitment and Survey. Purchaser shall have until the earlier of (i) ten (10) days after the receipt of the last of the Commitment, legible copies of all instruments referred to in Schedule B and Schedule C thereof, and the Survey or (ii) five (5) days prior to the expiration of the Inspection Period (the “Title Review Period”) to notify Seller in writing of such objections as Purchaser may have to anything contained in the Commitment or the Survey; provided, however, that Purchaser shall not have the right to object to any Permitted Exceptions described in Section 2.5 below. If Purchaser fails to object in writing to any item contained in the Commitment or the Survey during the Title Review Period, Purchaser shall be deemed to have waived its right to object to such item, and such item shall thereafter be deemed a Permitted Exception. During the Title Review Period, Purchaser may order lien letters and reports and planning and zoning reports (“PZR”) (collectively, the “Title Reports”) indicating any zoning ordinances, variances, open permits, code violations or other similar matter affecting the use or development of the Property. In the event that Purchaser objects to any item contained in the Commitment, Title Reports, or the Survey within the Title Review Period (such items being herein referred to as “Title Defects”), Seller shall notify Purchaser in writing within five (5) business days following the date of Purchaser’s notice of such Title Defects (the “Cure Period”) that either (a) the Title Defects have been, or will be at or prior to Closing, removed from the Commitment or the Survey, as the case may be, or (b) Seller has failed or refuses to arrange to have the Title Defects removed.  In no event shall the failure of Seller to deliver a Commitment or a Survey satisfying the requirements of this Section 2.3 extend the period for review of such Commitment or Survey beyond the Inspection Period; and Purchaser’s sole remedy on account of any such failure shall be to terminate this Agreement prior to the expiration of the Inspection Period in accordance with the provisions of Section 3.3.

2.4          Failure to Cure Title Defects. If upon the expiration of the Cure Period Seller has not notified Purchaser that Seller has arranged to have the Title Defects removed, then Purchaser may elect (which election must be made in writing within five (5) days following expiration of the Cure Period) either: (a) to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser as Purchaser’s sole remedy hereunder; or (b) to take title as it then is. If Purchaser does not, within five (5) days after the expiration of the Cure Period, send written notice to Seller of its election to terminate this Agreement pursuant to clause (a) of the preceding sentence, then: (x) Purchaser shall be deemed to have elected to take title as it then is without any reduction in the Purchase Price; (y) all Title Defects not removed from the Commitment or the Survey will thenceforth be deemed Permitted Exceptions; and (z) this Agreement shall remain in full force and effect. Anything to the contrary in this Agreement notwithstanding, Seller shall have no affirmative obligation hereunder to expend any funds or incur any liabilities in order to cause any matters shown in the Commitment or the Survey to be removed, cured or insured over, except that Seller shall pay or discharge any mortgage, lien or encumbrance voluntarily created or assumed by Seller of a definite and ascertainable amount and not created by or resulting from the acts of Purchaser or other parties not related to Seller. If the Commitment (or any subsequent revision thereof) discloses exceptions other than the Permitted Exceptions, and other than those which Seller has agreed to insure against, pay or discharge, then unless Purchaser agrees to accept title as it then is without reduction of the Purchase Price, Seller may, at its option, terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser as Purchaser’s sole remedy under this Agreement.

2.5          Other Permitted Exceptions. In addition to those matters shown in the Commitment and the Survey which become Permitted Exceptions pursuant to Section 2.4 above, the following shall also be deemed to be Permitted Exceptions: (a) the Leases; (b) taxes and standby fees for the year in which Closing occurs; (c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; and (d) any liens or encumbrances of a definite or ascertainable amount, provided that Seller causes such liens or encumbrances to be insured around such that same do not appear as an exception in the owner’s title insurance policy issued to Purchaser pursuant to the Commitment.

2.6          Owner Title Policy. Subject to the provisions of Section 2.4, on the Closing Date Seller shall cause the Title Company to issue an owner’s title insurance policy at Purchaser’s cost insuring fee simple title in Purchaser as of the Closing Date, in accordance with the Commitment, subject only to the Permitted Exceptions.

2.7          [Intentionally omitted].

2.8          New Title Defects. In the event that, after the delivery of the Existing Survey and after the expiration of the Title Review Period, or after the expiration of the Inspection Period and prior to Closing, a revision of the Title Commitment, Title Reports, or the Survey reveals an adverse matter objectionable to Purchaser that was not disclosed to Purchaser prior to the expiration of the Inspection Period and is not a Permitted Exception (a “New Title Defect”), Purchaser shall have five (5) days after such matter is disclosed to Purchaser to send written notice to Seller of such New Title Defect (it being agreed that if Purchaser fails to object to any New Title Defect within such five-day period, then such New Title Defect shall thereafter be deemed a Permitted Exception). Seller shall notify Purchaser in writing within five (5) days following the date of Purchaser’s notice of such New Title Defect (the “New Title Defect Cure Period”) that either (a) such New Title Defect has been, or will be at or prior to Closing, removed from the Commitment or the Survey, as the case may be, or (b) Seller has failed to arrange to have the New Title Defect removed. If, upon the expiration of the New Title Defect Cure Period, Seller has not notified Purchaser that Seller has arranged to have the New Title Defect removed, then Purchaser may elect (which election must be made in writing within five (5) days following expiration of the New Title Defect Cure Period) either: (i) to terminate this Agreement as Purchaser’s sole remedy hereunder (in which event the Earnest Money shall be returned to Purchaser); or (ii) to take title subject to such New Title Defect. If Purchaser does not, within five (5) days after the expiration of the New Title Defect Cure Period, send written notice to Seller of its election to terminate this Agreement pursuant to clause (i) of the preceding sentence, then (x) Purchaser shall be deemed to have elected to take title subject to such New Title Defect without any reduction in the Purchase Price; (y) such New Title Defect will thenceforth be deemed a Permitted Exception; and (z) this Agreement shall remain in full force and effect.

ARTICLE III

INSPECTION PERIOD

3.1          Property Documents. As soon after the Effective Date as reasonably practicable through the use of good faith efforts by Seller, Seller shall deliver through a secure website or make available to Purchaser at the Property, to the extent (and only to the extent) that such items are available and in Seller’s actual possession or in the actual possession of the management company engaged by Seller to manage the Property, the documents described on Exhibit B attached hereto and made a part hereof for all purposes (the “Property Documents”). Purchaser shall, if requested by Seller, execute instruments acknowledging receipt of the Property Documents delivered to Purchaser or made available to Purchaser either at the Property or via a secure website or any other document delivered or made available to Purchaser in connection with the transaction contemplated hereby. During the Inspection Period (as hereinafter defined), Purchaser may inspect the Property Documents during normal business hours and may photocopy same at Purchaser’s expense. Notwithstanding the foregoing provisions, Seller shall not be obligated to deliver to Purchaser any report listed in Exhibit B if the terms of such report restrict Seller from doing so. With respect to any report described in Exhibit B prepared by a third party or prepared from information prepared by a third party, which Seller delivers to Purchaser, Purchaser understands and agrees that (a) such report shall be delivered to Purchaser for general information purposes only, (b) Purchaser shall not have any right to rely on any report received from Seller and will not rely thereon, but rather will rely on inspections and reports performed by or on behalf of Purchaser, and (c) Seller shall have absolutely no liability for any inaccuracy in or omission from any report which it delivers to Purchaser. Any failure of Seller to timely deliver any of the Property Documents or make available any of the Additional Property Documents (as defined in Exhibit B) will not extend the Inspection Period beyond the period prescribed in Section 3.2 hereof, and Purchaser’s sole and exclusive remedy on account of any such failure will be to terminate this Agreement prior to the expiration of the Inspection Period in accordance with the provisions of Section 3.3.  Seller makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in the Property Documents or the Additional Property Documents.

3.2          Right of Inspection. During the period beginning on the Effective Date and ending at 5 p.m., Dallas, Texas time, on September 5, 2012 (the “Inspection Period”), Purchaser and its representatives (including Purchaser’s architects, engineers and consultants) shall have the right to examine the Property Documents and to make a physical inspection of the Property (including the right to conduct such soil, engineering, environmental, hazardous or toxic material, noise pollution, seismic or other physical test, study or investigation as Purchaser may desire, provided, however, that Purchaser must obtain Seller’s consent, which may be withheld in Seller’s sole discretion, to any physically invasive testing or any testing involving sampling, provided that Seller hereby consents to air sampling for radon subject to Seller’s reasonable approval of the sampling locations and provided that all such testing must be completed by the expiration of the Inspection Period). In this regard, Purchaser and its authorized agents and representatives shall be entitled to enter upon the Property at all reasonable times during the Inspection

Period, upon reasonable prior advance notice (which may be by email) to Seller at least forty-eight (48) hour prior to the intended date of entry to permit Seller to schedule in an orderly manner Purchaser’s examination of the Property and to provide at least twenty-four (24) hours advance written notice to any affected tenants and while accompanied by a representative of Seller, subject to the rights of tenants of the Property and provided that any radon testing shall require at least two business days prior notice to Seller. Each such notice requesting access shall specify the intended date of entry and shall provide a detailed description of the proposed Purchaser inspections, including, without limitation, a list of contractors who will be performing the proposed Purchaser inspections, a copy, if applicable, of the Purchaser’s testing plan involving any test or investigation involving physical disturbance, sampling or invasive testing of any portion of the Property and such other information as Seller reasonably requires in connection with such proposed Purchaser inspection. After Seller has received advance notice as provided above and Seller has given approval of both the request and any testing plan, Purchaser or its designated Purchaser representatives may enter upon the Property during normal business hours for purposes of analysis or other tests and inspections which may be deemed necessary by Purchaser for the Purchaser’s inspection, except as limited in this Agreement. All activities by Purchaser or its representatives during the Inspection Period shall be coordinated through Seller’s designated representative, Jeff Carter, including, but not limited to, contact with tenants. Purchaser must be accompanied by Seller’s manager for the Property or another designated representative of Seller or have received Seller’s permission prior to entering upon the Property in connection with Purchaser’s inspection; provided, however, Purchaser may not enter into any space leased by any tenant without being accompanied by Seller’s manager for the Property or another designated representative of Seller.  Seller agrees to make its manager or other representative reasonably available during normal business hours. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser and shall be conducted so as not to unreasonably interfere with use of the Property by Seller or tenants of the Property. In no event shall Purchaser or its representatives perform any off-site testing. Purchaser will use its best efforts to minimize any disruption or interference caused by any such testing and will repair damage caused by such testing. Purchaser shall remove from the Property any waste materials generated by or during any permitting testing and Purchaser shall be the designated generator of any such waste materials.  Before and during Purchaser inspections, Purchaser and each Purchaser representative conducting any Purchaser inspection shall maintain workers’ compensation insurance in accordance with applicable law, and Purchaser, or the applicable Purchaser representative conducting any Purchaser inspection, shall maintain (a) commercial general liability insurance with limits of at least Two Million Dollars ($2,000,000) for bodily or personal injury or death, (b) property damage insurance in the amount of at least One Million Dollars ($1,000,000), and (c) contractual liability insurance. Purchaser shall deliver to Seller evidence of such workers’ compensation insurance and a certificate evidencing the commercial general liability, property damage and contractual liability insurance before conducting any Purchaser inspection on the Property. Each such insurance policy shall be written by a reputable insurance company having a rating of at least “A:VIII” by Best’s Rating Guide (or a comparable rating by a successor rating service), and shall otherwise be subject to Seller’s prior approval.

3.3          Right of Termination Seller agrees that in the event Purchaser determines, in its sole discretion, that the Property is not suitable for its purposes, then Purchaser shall have the right (“Purchaser’s Termination Right”) to terminate this Agreement on or before the expiration of the Inspection Period. Purchaser’s Termination Right shall be exercisable only by sending written notice of termination (the “Notice of Termination”) to Seller prior to the expiration of the Inspection Period. In the event that Purchaser timely exercises Purchaser’s Termination Right, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. If Purchaser fails to send Seller a Notice of Termination prior to the expiration of the Inspection Period, Purchaser shall be deemed to have approved the Property Documents and the Property in all respects and Purchaser’s Termination Right shall automatically and irrevocably expire.

3.4          Payment of Certain Expenses Upon Termination. Notwithstanding anything contained in this Agreement to the contrary, in the event that Purchaser exercises Purchaser’s Termination Right, Purchaser shall be responsible for payment of any escrow costs charged by the Title Company in connection with this Agreement.  In addition, to the extent not already done, Purchaser will promptly restore the Property to its original condition if damaged or changed due to the tests and inspections performed by Purchaser, free of any mechanic’s or materialman’s liens or other encumbrances arising out of any of the inspections or tests, and will provide Seller, at no cost to Seller, with a copy of the results of any tests and inspections made by Purchaser, excluding any market and economic feasibility studies or any report if the terms and conditions of such report restricts Purchaser from doing so. The provisions of this Section 3.4 shall survive any termination of this Agreement.

3.5          Indemnity and Release. Purchaser hereby indemnifies and agrees to defend and hold Seller and the Property harmless of and from any and all losses, liabilities, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs of court), damages, liens, claims (including, without limitation, mechanics’ or materialmen’s liens or claims of liens), actions and causes of actions arising from or relating to Purchaser’s (or Purchaser’s agents, independent contractors, servants, employees or representatives) entering upon the Property to test, study, investigate or inspect the same or any part thereof, whether pursuant to Section 3.2 or otherwise, except to the extent arising solely from the negligence of Seller. Purchaser further waives and releases any claims, demands, damages, actions, causes of action or other remedies of any kind whatsoever against Seller for property damages or bodily and/or personal injuries to Purchaser, its agents, independent contractors, servants, employees and/or representatives arising out of the entry or use in any manner of the Property by any of the foregoing persons. If any proceeding is filed for which indemnity is required hereunder, Purchaser agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.  The provisions of this Section 3.5 shall survive the Closing or any termination of this Agreement and are not subject to any liquidated damage limitation on remedies, notwithstanding anything to the contrary in this Agreement.

3.6          Financing Contingency. Notwithstanding the provisions of Section 3.3, provided that on or before September 5, 2012 Purchaser has delivered (i) written notice to Seller of its approval of the Property in the form of Exhibit M attached hereto (the “Approval Notice”) and (ii) evidence reasonably acceptable to Seller that Purchaser’s loan application has been submitted to Purchaser’s lender’s loan committee, then Purchaser shall have no right to terminate this Agreement EXCEPT FOR (a) failure of Purchaser to obtain a commitment for financing of its acquisition of the Property (“Financing Contingency”) by September 12, 2012 (the “Financing Contingency Date”) from Purchaser’s lender upon terms and conditions set forth in Purchaser’s loan application or such other terms as may be acceptable to Purchaser (“Purchaser’s Financing Contingency Termination Right”), or (b) as otherwise set forth in this Agreement other than in Articles II (save and except Section 2.8) and III hereof. Purchaser’s Financing Contingency Termination Right shall be exercisable only by sending written notice of termination (the “Financing Contingency Termination Notice”) to Seller on or before the Financing Contingency Date specifically stating that a commitment for a loan on substantially similar terms to those set forth in Purchaser’s loan application has not been received. In the event that Purchaser timely exercises Purchaser’s Financing Contingency Termination Right, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. If Purchaser fails to send Seller a Financing Contingency Termination Notice on or before the Financing Contingency Date, Purchaser shall be deemed to have irrevocably waived Purchaser’s Financing Contingency Termination Right in all respects and Purchaser’s Financing Contingency Termination Right shall automatically and irrevocably expire.

ARTICLE IV

CLOSING

4.1          Time and Place. The consummation of the purchase and sale of the Property (“Closing”) shall take place at the office of the Escrow Agent, or, at Seller’s option, at the office of Seller’s outside counsel, on October 11, 2012 (the “Closing Date”) or by mail away with appropriate escrow instructions (and delivery of a Closing Protection Letter from the Title Company to Seller) through the Title Agent as agent of the Title Company. Purchaser shall have a one-time option to extend the initial Closing Date by up to an additional thirty (30) days giving written notice to Seller of such extension on or before October 1, 2012 and depositing the Third Deposit with the Escrow Agent contemporaneously with the delivery of the extension notice.  Upon delivery of such notice and deposit of the Third Deposit with the Title Company as provided above (the deposit of the Third Deposit being a condition precedent to the extension of the Closing Date), the Closing Date shall be the date specified for Closing in the Notice (provided that, subject to Section 9.17, such date may not be earlier than November 1, 2012 or later than thirty (30) days after the initial Closing Date) or, if no date is specified, subject to Section 9.17, the date that is thirty (30) days after the initial Closing Date.  At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 below, the performance of which obligations shall be concurrent conditions.

4.2          Seller’s Obligations at Closing. At Closing, Seller shall:

(a)           deliver to Purchaser a Special Warranty Deed (the “Deed”) in the form of Exhibit C attached hereto, executed and acknowledged by Seller and in recordable form, it being agreed that the conveyance effected by the Deed shall be subject to the Permitted Exceptions;

(b)           deliver to Purchaser a Bill of Sale in the form of Exhibit D attached hereto (the “Bill of Sale”) executed by Seller;

(c)           join with Purchaser in the execution of an Assignment of Tenant Leases and Assumption in the form of Exhibit E attached hereto;

(d)           join with Purchaser in the execution of an Assignment and Assumption Agreement in the form of Exhibit F attached hereto;

(e)           deliver to Purchaser a form of notice to all tenants at the Real Estate (the “Tenant Notice Letter”) duly executed by Seller in the form of Exhibit J attached hereto;

(f)            deliver to Purchaser an affidavit sworn by an officer of Seller in the form of Exhibit H attached hereto and made a part hereof for all purposes (the “FIRPTA Affidavit”), or in such other form as may be prescribed by federal regulations;

(g)           deliver to Purchaser a rent roll for the Property dated not earlier than two (2) business days prior to the Closing Date and certified by Seller or the property manager of the Property to the knowledge of the certifying party as true, correct and complete in all material respects as of its date;

(h)           deliver a certificate executed by Seller dated as of Closing and in the form of Exhibit I attached hereto and made a part hereof, that all of the representations and warranties of Seller contained in Section 5.1 are true and correct in all material respects as of the Closing Date, except for matters specified in such certificate (“Seller’s Closing Certificate”);

(i)            deliver to the Title Company such reasonable and customary seller declarations, affidavits and gap and mechanic’s lien indemnities as the Title Company may require to issue to Purchaser at Closing the title policy called for under Section 2.6 and subject to the terms of Section 2.6 above and/or as the Escrow Agent has specified in the Title Commitment or any update thereto;

(j)            deliver the Title Company evidence of its capacity and authority for the closing of this transaction;

(k)           deliver to Purchaser possession of the Property subject only to the Leases and Permitted Exceptions; and

(l)            deliver such other documents as may be reasonably required to close this transaction, duly executed where required.

4.3          Purchaser’s Obligations at Closing. At Closing, Purchaser shall:

(a)           pay to Seller the Purchase Price in cash or immediately available funds, it being agreed that the Earnest Money shall be delivered to Seller at Closing and applied towards payment of the Purchase Price.

(b)           join with Seller in execution of the instruments described in Sections 4.2(c) and 4.2(d);

(c)           deliver the Tenant Notice letter duly executed by Purchaser;

(d)           deliver to Seller an Agreement Regarding Disclaimers in the form of Exhibit I attached hereto executed by Purchaser and counsel for Purchaser;

(e)           deliver to Seller such evidence as Seller’s counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and

(f)            deliver a certificate executed by Purchaser dated as of Closing and in the form of Exhibit J attached hereto and made a part hereof, that all of the representations and warranties of Seller contained in Section 5.7 are true and correct in all material respects as of the Closing Date, except for matters specified in such certificate (“Purchaser’s Closing Certificate”);

(g)           deliver such other documents as may be reasonably required to close this transaction, duly executed where required.

4.4          Prorations. The following adjustments to the Purchase Price paid hereunder shall be made between Seller and Purchaser and shall be prorated (as applicable) on a per diem basis as if Purchaser owned the Property for the entire day on the Closing Date:

(a)           All real estate taxes and installments of special assessments due and payable with respect to the calendar year of Closing. All other installments of special assessments not yet due and payable shall be paid by Purchaser. If at the time of Closing the tax rate or the assessed valuation for the current year has not yet been fixed, taxes shall be prorated based upon the tax rate and the assessed valuation established for the previous tax year; provided, however, that Seller and Purchaser agree that to the extent the actual taxes for the current year differ from the amount so apportioned at Closing, the parties hereto will make all necessary adjustments by appropriate payments between themselves within ninety (90) days following the issuance of the final tax bills and this provision shall survive Closing. Seller reserves the right to meet with governmental officials and to contest any reassessment concerning or affecting Seller’s obligations under this Section 4.4(a).

(b)           Current rents, advance rentals (but only to the extent actually received by Seller) and other income from the Property shall be prorated between Seller and Purchaser at Closing based upon such amounts actually collected by Seller as of the Closing Date. Rent which is unpaid or delinquent as of the Closing Date shall not be prorated, but such unpaid or delinquent rent collected after the Closing Date shall be delivered as follows: (i) if Seller collects any unpaid or delinquent rent after the Closing Date, Seller shall deliver to Purchaser any such rent relating to the Closing Date and any period thereafter within fifteen (15) days after the receipt thereof, and (ii) if Purchaser collects any unpaid or delinquent rent after the Closing Date, Purchaser shall deliver to Seller any such rent relating to the period prior to the Closing Date within fifteen (15) days after the receipt thereof. Seller and Purchaser agree that (A) all rent received by Seller after the Closing Date shall be applied first to rent for the month of Closing, then to the then current month and then to delinquent rentals, if any, in the order of their maturity, and (B) all rent received by Purchaser after the Closing Date shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity. Purchaser will make a good faith effort after Closing to collect all rents in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or incur any expense to collect delinquent rents. In the event that there shall be any rents or other charges under any Leases which, although relating to a period prior to the Closing Date, do not become due and payable until on or after the Closing Date, then any rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to the Closing Date shall, to the extent applicable to a period prior to the Closing Date, be prorated between Seller and Purchaser and Seller’s portion thereof shall be remitted to Seller by Purchaser within fifteen (15) days after the receipt thereof. Notwithstanding the foregoing provisions, Seller shall not be required to prorate any amounts collected by Seller after Closing from former tenants of the Property, it being understood and agreed that Seller may retain all amounts that Seller recovers from such former tenants.

(c)           [Intentionally omitted].

(d)           Utilities and other customarily prorated expenses, including but not limited to water, sewer, gas, electricity, trash removal and fire protection service, and any Service Contracts to be transferred to and assumed by Purchaser, to the extent paid for by Seller or required to be paid for by Seller for a period after Closing, will be prorated as of the Closing Date.  Seller and Purchaser agree that Seller shall be entitled to any and all sums actually collected from tenants for such utility expenses for services provided prior to the Closing Date (“Pre-Closing Utility Expense Sums”).  As soon as practicable but in no event later than one hundred and twenty (120) days following the Closing Date, Seller and Purchaser shall reconcile the bills for water, sewer, gas, electricity, trash removal and fire protection service and any other utilities along with receipts for tenants for same and any Pre-Closing Utility Expense shall be remitted to Seller within five (5) business days following such reconciliation.  Other expenses relating to the Property up to the Closing Date and all periods prior thereto including those required by any Service Contracts which are not to be transferred and assumed by Purchaser will be paid for by Seller and Purchaser shall not be liable therefor.  Seller will not assign to Purchaser, and Purchaser will not be entitled to, any deposits held by any utility company or other company servicing the Property; but rather such deposits will be returned to Seller and Purchaser will arrange and bear all responsibility to arrange with all utility companies to have accounts styled in Purchaser’s name beginning on the Closing Date.  The provisions of this Section 4.4(d) shall survive the Closing.

(e)           At the Closing, Seller will, at Seller’s option, either pay to Purchaser in cash the amount of any security deposits actually paid to or received by Seller under the Leases (and not as of the Closing Date returned to or forfeited by tenants under Leases after applicable notice and cure periods, if any, required under such Leases) and any prepaid rentals actually paid to or received by Seller for periods subsequent to the Closing or provide a credit to Purchaser equal to the foregoing amounts (provided that if required by applicable law, such security deposits will be placed into an escrow account); provided, however, non-refundable payments, deposits, or fees collected by Seller shall not be prorated. As of the Closing Date, Purchaser shall assume Seller’s obligations related to such tenant security deposits, to the extent delivered or credited to Purchaser. Purchaser will indemnify, defend, and hold Seller harmless from and against all demands and claims made by tenants with respect to any security deposits that are actually transferred or credited to Purchaser and will reimburse Seller for all reasonable attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Seller as a result of any such claims or demands by tenants. The provisions of this Section 4.4(e) shall survive the Closing.

(f)            Seller shall be responsible for the payment of all Tenant Lease Costs (as hereinafter defined) which become due and payable (whether before or after Closing) (A) as a result of any renewals of existing Leases which occur between the Effective Date of this Agreement and the date on which the Purchaser makes the Second Deposit, and (B) under any new Leases (including any amendments of existing Leases) entered into between the Effective Date of this Agreement and the date on which the Purchaser makes the Second Deposit which have been approved (or deemed approved) by Purchaser; and Purchaser shall be responsible for payment of all Tenant Lease Costs which become due and payable from and after the date on which the Purchaser makes the Second Deposit. To the extent that any Tenant Lease Costs in excess of $50.00 are to borne by Purchaser after the date on which the Purchaser makes the Second Deposit, Seller will request Purchaser’s consent prior to entering into the new or renewal Lease, provided that if Purchaser has failed to disapprove such new or renewal Lease within two (2) business days of the request for consent, Purchaser shall be deemed to have consented to such new or renewal Lease. If as of the Closing Date Seller shall have paid any Tenant Lease Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. Seller shall supply invoices and statements for all such Tenant Lease Costs and leasing commissions to Purchaser on or prior to the Closing Date. For purposes hereof, the term “Tenant Lease Costs” means all usual and customary finder’s fees, commissions and the like payable with respect to any Leases which are executed after the Effective date and prior to the Closing Date and any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant Lease, including specifically, without limitation, moving allowances, but excluding “make ready” costs such as repainting or new carpeting. The term “Tenant Lease Costs” shall not include loss of income resulting from any free or reduced rental period, it being agreed that Seller shall bear the loss resulting from any free or reduced rental period until the Closing Date and that Purchaser shall bear such loss from and after the Closing Date.

(g)           Any prepaid items, including, without limitation fees for licenses which are transferred to the Purchaser at the Closing and annual permit and inspection fees shall be prorated as of the Closing.  Any up-front fees or other non-recurring payment received by Seller prior to the Effective Date at the inception of the term of any telecommunications, laundry or other contract will not be prorated, may be retained by Seller and shall not be credited to Purchaser at Closing.  Notwithstanding the foregoing, there shall be no proration of Seller’s insurance premiums or assignment of Seller’s insurance policies.  Purchaser shall be obligated (at its own election) to obtain any insurance coverage deemed necessary or appropriate by Purchaser.

(h)           The Personal Property is included in this sale, without further charge, except that Purchaser shall pay to Seller the amount of any and all sales or similar taxes, if any, payable in connection with the Personal Property which is to be transferred to Purchaser under this Agreement and Purchaser shall execute and deliver any tax returns required of it in connection therewith, said obligations of Purchaser to survive Closing.  Personal property taxes for 2012 will be prorated. If at the time of Closing the tax rate or the assessed valuation for the current year has not yet been fixed, personal property taxes shall be prorated based upon the tax rate and the assessed valuation established for the previous tax year; provided, however, that Seller and Purchaser agree that to the extent the actual personal property taxes for the current year differ from the amount so apportioned at Closing, the parties hereto will make all necessary adjustments by appropriate payments between themselves within ninety (90) days following the issuance of the final tax bills and this provision shall survive Closing.

(i)            All prorations described in this Section 4.4 shall be effected by increasing or decreasing, as appropriate, the amount of cash to be paid by Purchaser to Seller at Closing. . The proration of taxes described in Section 4.4(a) above shall be deemed final if no adjustment thereto is requested within ninety (90) days after receipt of the final tax bill by both Seller and Purchaser. In all other cases, all other prorations shall be deemed to be final if no adjustment thereto shall be requested within one hundred twenty (120) days after the Closing Date.  The provisions of this Section 4.4(i) shall survive the Closing.

4.5          Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) all costs incurred to prepay and release any existing financing (including any prepayment fees, defeasance costs or penalties); (c) the cost of the Existing Survey; (d) one-half of any transfer tax, documentary stamp tax, surtax, or similar tax which becomes payable by reason of the transfer of the Property or any component thereof or the recording of the Deed; and (e) one-half (½) of any escrow fee which may be charged by the Title Company. Purchaser shall pay (u) all costs and expenses related to any financing procured by Purchaser, (v) the fees of any counsel representing Purchaser in connection with this transaction; (w) the cost of the Updated Survey; (x) the cost for the premium for the Owner’s Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing (specifically including the additional premium chargeable for any endorsements requested by Purchaser, but excluding the costs of any endorsements that Seller elects or is required to obtain in order to cure any Title Defects in accordance with the provisions of Section 2.3, which endorsement cost shall be borne by Seller); (y) one-half of any transfer tax, documentary stamp tax, surtax, or similar tax which becomes payable by reason of the transfer of the Property or any component thereof or the recording of the Deed; and (z) one-half (½) of any escrow fees charged by the Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.6          Closing Statements. On or prior to the Closing Date, the Title Company shall deliver to Seller and Purchaser closing statements in the standard form in use in the State of Florida, which describe the prorations and adjustments required by this Agreement.  If Seller and Purchaser cannot reasonably agree on the final closing statements to be executed by Seller and Purchaser and deposited at Closing with the Title Company because of a dispute over the prorations and adjustments required by this Agreement, then, so long as the amount in dispute is less than $10,000 in the aggregate, the Closing nevertheless shall occur, and the amount in dispute shall be withheld from the Sales Price and held in an escrow with the Title Company, to be paid out upon the joint direction of the parties or pursuant to court order upon resolution or other final determination of the dispute.  The provisions of this Section 4.6 shall survive the Closing

4.7          Delivery of Documents. Immediately after Closing, Seller shall direct the manager of the Property to make available at the offices of such manager all books and records of account, contracts, original Leases (to the extent such original Leases are located at the Property or in the possession of Seller) and leasing correspondence, receipts for deposits, unpaid bills, copies of all Seller’s contractor’s warranties and guaranties to extent assigned hereunder, and other papers or documents and other Property Documents listed in Exhibit B under items (c) — (e), (i) and (k) assigned hereunder and not covered above, which pertain to the operation of the Property together with all advertising materials, booklets, keys and other items, if any, used in the operation of the Property. In addition, as an accommodation to Purchaser, Seller will authorize RealPage to transfer electronic tenant data relating to tenants at the Property on the Closing Date to Purchaser’s property manager or Yardi, provided, however, that Seller is not incurring any additional liability with respect to such data transfer and shall not be obligated to incur any out-of-pocket costs relating to such data transfer, nor shall Seller or RealPage be required to reformat any data or transfer any data that cannot be transferred without making changes in the way such data is held on RealPage. Seller makes no representations regarding the existence or adequacy of such documents or items for use in management or operation of the Property or as to the accuracy or completeness of any data that may be transferred. The foregoing shall not include the separate books, records, correspondence and other documentation of Seller located at its offices, nor shall it include any computer software or computer programs used by the manager of the Property or Seller in connection with the Property, it being understood and agreed that the foregoing items are not part of the “Property” to be conveyed to Purchaser hereunder. After the Closing, Seller shall have the right upon not less than forty-eight hours prior notice to Purchaser to inspect the applicable books and records of the Property to verify that Purchaser is remitting to Seller all amounts to be remitted to Seller according to the terms of this Agreement, and for any other purpose related to Seller’s prior ownership of the Property, and this provision shall survive Closing, provided, however, that with respect to inspection and audit rights relating to Sections 4.4(b) and (d), such inspection and audit rights shall terminate 180 days following the Closing Date.

4.8          Preservation of Right to Contest. Seller reserves the right to contest after Closing taxes and assessments with respect to the Property and interest or penalties pertaining thereto, to the extent same are applicable to periods prior to Closing, and Seller shall be entitled to any refunds made with respect to such contested taxes. All taxes imposed because of a change of use or ownership of the Property after or in connection with the Closing shall be for the account of Purchaser, and Purchaser shall indemnify and hold Seller harmless of, from and against any and all costs, damages, expenses, claims, or liability arising from the imposition of any such taxes. The provisions of this Section shall survive the Closing.

4.9          Purchaser’s Right to Appeal Taxes.  Purchaser shall have the right to contest or appeal any real or personal ad valorem property taxes or assessments for the calendar year in which the Closing occurs, and Seller agrees to cooperate with Purchaser or its consultants in connection with such contest or appeal.  In the event that Seller is in the process of appealing such taxes for prior years, Seller agrees not to settle any such appeal without the prior written consent of Purchaser.  In the event that Purchaser’s consultants charge any fees or expenses in connection with successfully reducing any real or personal ad valorem property taxes for the calendar year in which the Closing occurs, said fees and expenses shall also be prorated between Seller and Purchaser as of the Closing Date within thirty (30) days after both Seller and Purchaser have received a copy of the bill from said consultants, provided that Seller shall have no obligation for any fees or expenses in excess of the amount of real or personal ad valorem tax savings allocated to Seller.  Prior to Closing, in the event that Purchaser has made the Second Deposit and requested Seller to file an appeal at least ten (10) business days prior to the filing deadline for appealing any real or personal ad valorem taxes, Seller will request its property tax consultant to file such appeal, provided, that contract with such consultant shall be a Service Contract assigned to and assumed by Purchaser at Closing.  Purchaser shall have the right to review and approve such contract prior to the engagement of the tax consultant and the filing of an appeal. The fees and expenses of such consultant shall be allocated as provided above in the Section 4.9. The provisions of this section shall survive Closing.

ARTICLE V

REPRESENTATIONS, WARRANTIES, AND COVENANTS

5.1                            Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser, which representations and warranties will be deemed made by Seller to Purchaser as of the Effective Date and also as of the Closing Date, no special investigation or inquiry having been made, as follows:

(a)           Seller is organized, validly existing and in good standing under the laws of the state of its formation. Seller has the limited liability company or appropriate entity right, power and authority to sell and convey the Property as provided in this Agreement and to carry out Seller’s obligations hereunder. The individuals executing this Agreement on behalf of Seller have the right, power and authority to do so and this Agreement constitutes the legal, valid and binding obligation of Seller, except as limited by bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to the enforcement of creditors’ rights and by general principles of equity.

(b)           The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not result in any breach of the terms, conditions or constitute a default under any instrument or obligation to which Seller is now a party.

(c)           Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and any related regulations.

(d)           There are no parties in possession of any portion of the Property except Seller and Tenants under the Leases or any subleases, laundry leases or as otherwise disclosed in the Property Documents or Additional Property Documents or shown as a Permitted Exception.

(e)           To Seller’s knowledge, the documents heretofore or hereafter delivered or otherwise made available for viewing to Purchaser prior to Closing include true and complete copies of the Leases used by Seller and Seller’s property manager in the day-to-day operation and management of the Property and the current rent roll used by Seller and Seller’s property manager in the operation of the Property.

(f)            To Seller’s knowledge, except as disclosed in the Property Documents or Additional Property Documents, Seller has received no material written notice claiming violation of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting any portion of the Property from any governmental entity that has not been corrected. Seller is not as of the date hereof, engaged in any negotiations with any governmental authority regarding any alleged violation of any applicable law, regulation or ordinance.

(g)           There is no action, suit, proceeding, claim or governmental investigation pending or, to Seller’s knowledge, threatened against the Property or any portion thereof except for any personal injury or property damage action for which there is adequate insurance coverage.

(h)           There is no pending or, to Seller’s knowledge, threatened, condemnation or similar proceeding affecting the Property or any portion thereof.

(i)            Seller is not listed in Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism, as amended (“Executive Order 13224”), and Seller has no present, actual knowledge that any other persons or entities holding any legal or beneficial interest whatsoever in Seller are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship or services of any kind to, or otherwise knowingly associated with any of the persons or entities referred to or described in Executive Order 13224, or banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control.

(j)            Seller has not received any written notice of any pending improvement liens to be made by any governmental authority with respect to the Property.

(k)           To Seller’s knowledge, all licenses and permits required to operate the Property as an apartment complex, are in full force and effect.

(l)            To Seller’s knowledge, and except as otherwise is disclosed in the Title Reports, there are no material violations of building codes and/or zoning ordinances or other governmental regulations with respect to the Property.

(m)          There are no employees of Seller located on or at the Property.

5.2          Notice of Breach.

(a)           To the extent that, before the expiration of the Inspection Period, Purchaser obtains actual knowledge or is deemed to know that Seller’s representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect such actual or deemed knowledge as of the end of the Inspection Period. For purposes hereof, Purchaser shall be deemed to know all information set forth in the written materials delivered or made available to Purchaser in respect of the Property.

(b)           If after the expiration of the Inspection Period but prior to the Closing, Purchaser first obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Purchaser shall give Seller written notice thereof within five (5) days after obtaining such actual knowledge (but, in any event, prior to the Closing). In such event, Seller shall have the right (but not the obligation) to attempt to cure such misrepresentation or breach and shall, at its option, be entitled to a reasonable adjournments of the Closing (not to exceed thirty (30) days) for the purpose of such cure. If Seller elects to attempt to so cure but is unable to so cure any misrepresentation or breach of warranty, then Purchaser, as its sole remedy for any and all such materially untrue, inaccurate or incorrect representations or warranties, shall elect either (i) to waive such misrepresentations or breaches of representations and warranties and consummate the transaction contemplated hereby without any reduction of or credit against the Purchase Price, or (ii) if Purchaser first obtained actual knowledge of such material misrepresentation or breach of warranty after the end of the Inspection Period, to terminate this Agreement in its entirety by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated, the Earnest Money shall be returned to Purchaser, and thereafter neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement.

5.3          Survival of Representations. It is the intent of Seller and Purchaser that the representations and warranties made by Seller in Section 5.1 above (the “Seller Obligations”) shall survive

Closing for a period of one hundred eighty (180) days after the date of Closing (the “Survival Period”). Purchaser acknowledges that it is a sophisticated Purchaser who is familiar with the ownership and operation of real estate projects similar to the Property, and Purchaser and Seller have negotiated and agreed upon the length of the Survival Period as an adequate period of time for Purchaser to discover any and all facts that could give rise to a claim or cause of action for a breach of a representation.  Upon expiration of the Survival Period, all representations contained in this Agreement will be deemed to have merged into the instruments of Closing and shall be of no further force or effect. Accordingly, Purchaser and Seller hereby agree that, notwithstanding any provision of this Agreement or any provision of law to the contrary, any action which may be brought under this Agreement by Purchaser against Seller for breach of any Seller Obligations shall be forever barred unless Purchaser (a) delivers to Seller no later than the expiration of the Survival Period a written notice of its claim setting forth in reasonable detail the factual basis for such claim and Purchaser’s good faith estimate of its damages arising out of such claim, and (b) files a complaint or petition against Seller alleging such claim in an appropriate state or federal court in Broward County, Florida, no later than two hundred ten (210) days after the expiration of the Survival Period. In no event shall Seller be liable after the date of Closing for its breach of any Seller Obligations if such breach was actually known to Purchaser prior to the completion of Closing. Time is of the essence with respect to the foregoing time periods. With respect to any matter constituting breach of a Seller Obligation, Purchaser shall first seek any available recovery under any insurance policies prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser’s claim is satisfied from such insurance policies. Seller’s liability for breach of any Seller Obligations shall be limited as follows: (i) Seller shall have liability for breach of Seller Obligations only if the valid claims for all such breaches collectively aggregate more than Fifty Thousand Dollars ($50,000), in which event the full amount of such claims shall be actionable (Purchaser hereby waiving any right to seek to recover any damages of Fifty Thousand Dollars ($50,000) or less), and (ii) Seller’s aggregate liability to Purchaser for breaches of the Seller Obligations shall not exceed the amount of Five Hundred Thousand Dollars ($500,000) (the “Cap”), it being agreed that in no event shall Seller’s aggregate liability for such breaches exceed the amount of the Cap. Purchaser agrees that, with respect to any alleged breach of representations of Seller under this Agreement discovered after the expiration of the Survival Period, the maximum liability of Seller for all such alleged breaches is limited to $100.  The provisions of this Section 5.3 shall survive Closing.

5.4          Covenants of Seller. Seller hereby covenants as follows:

(a)           Between the Effective Date and the Closing Date, Seller shall maintain the Property in its present condition, ordinary wear and tear excepted.  Seller shall:  (i) continue to maintain the present services to the Property and (ii) not remove any of the Personal Property except where such item of Personal Property is replaced by an item of comparable value and use;

(b)           Between the Effective Date and the Closing Date, Seller shall maintain all casualty, liability and hazard insurance currently in force with respect to the Property; and

(c)           Between the Effective Date and the Closing Date, Seller shall lease, operate, manage and enter into Service Contracts with respect to the Property, in the same manner done by Seller prior to the date hereof, maintaining present services and sufficient supplies and equipment for the operation and maintenance of the Property in the same manner as prior to the date hereof; provided, however, that Seller shall not enter into any Service Contract that cannot be terminated within thirty (30) days notice. Seller shall terminate, by giving notice at Closing, any Service Contracts that may by their terms be terminated and which Purchaser elects not to assume (which election shall be made in writing by Purchaser to Seller on or prior to the expiration of the Inspection Period), provided that Purchaser shall be responsible for any termination fees incurred in connection with the same if such fees were set forth in the Service Contracts made available by Seller for review by Purchaser or otherwise disclosed in writing to Purchaser and Purchaser shall be deemed to have approved and shall have no right not to elect to assume those Service Contracts that, by their terms, cannot be terminated by Seller without the payment of a penalty, termination fee, or other charge that is not paid by Purchaser The property management agreement and any leasing agreement in effect with respect to the Property and any Service Contract that is not delivered to Purchaser, shall be deemed to be rejected by Purchaser and Seller shall, at Seller’s expense, terminate such property management agreement as it effects the Property and any undelivered Service Contracts effective not later than the Closing Date.

(d)           From the Effective Date until Closing, Seller shall have the right, without Purchaser’s consent, to (i) grant any consent or waive any material rights under the Leases, as long as consistent with Seller’s then current practice and, to the extent applicable, in accordance with the leasing guidelines (the “Leasing Guidelines”) attached hereto as Exhibit L, (ii) terminate (or accept a termination) of any Lease, as long as consistent with Seller’s then current practice and, to the extent applicable, in accordance with the Leasing Guidelines, or (iii) enter into a new lease or renew, extend or modify an existing Lease, as long as in each case same is consistent with Seller’s then current practice.

5.5          Seller’s Knowledge.  As used in this Agreement, all references to “Seller’s Knowledge” or “actual knowledge” of Seller, or similar qualifications means the current actual knowledge of Luke Simpson and Jim Phelps (the “Seller Representatives”) without any investigation or inquiry and without regard to the knowledge of any former or other employees, agents or contractors of Seller.  The Seller Representatives shall not have any personal liability whatsoever for the representations made herein or for any other matters relating to this Agreement.  Purchaser acknowledges that the Seller Representatives’ current actual knowledge regarding the foregoing matters (including, without limitation, any environmental matters) may be limited.

5.6          Covenants of Purchaser. Purchaser hereby covenants as follows:

(a)           During the Inspection Period, Purchaser shall obtain a “Phase I” environmental report prepared for and at the expense of Purchaser with respect to the Property by an environmental consultant selected by Purchaser.

(b)           If requested to do so by Seller in writing, at Closing (or upon termination of this Agreement prior to Closing), Purchaser shall deliver to Seller copies of any environmental reports, engineering reports, structural reports or other non-proprietary due diligence materials prepared by third parties obtained by Purchaser with respect to the Property.

(c)           Purchaser is currently in compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with, the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

5.7          Representations and Warranties of Purchaser.  Purchaser represents and warrants to Seller, which representations and warranties shall be deemed made by Purchaser to Seller as of the Effective Date and also as of the Closing Date as follows:

(a)           Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and that all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out Purchaser’s obligations hereunder has been taken.

(b)           This Agreement constitutes the legal, valid and binding obligation of Purchaser, except as limited by bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to the enforcement of creditors’ rights and by general principles of equity.

(c)           Purchaser is not listed in Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism, as amended (“Executive Order 13224”), and Purchaser has no present, actual knowledge that any other persons or entities holding any legal or beneficial interest whatsoever in Purchaser are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship or services of any kind to, or otherwise knowingly associated with any of the persons or entities referred to or described in Executive Order 13224, or banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control.

(d)           Purchaser is not an employee benefit plan or a governmental plan or a party in interest of either such a plan, and that the funds being used to acquire the Property are not plan assets or subject to state laws regulating investments of and fiduciary obligations with respect to a governmental plan. As used herein, the terms “employee benefit plan,” “party in interest,” “plan assets” and “governmental plan” shall have the respective meanings assigned to such terms in ERISA, and the term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated in connection therewith.

(e)           Notwithstanding anything herein to the contrary, any breach by Purchaser on or before Closing of any of the foregoing representations or warranties shall constitute a default by Purchaser hereunder and, subject to complying with the terms of Section 6.4, Seller may thereupon, at its option, terminate this Agreement by giving written notice thereof, in which event the Earnest Money will be paid to Seller as liquidated damages, and neither Purchaser nor Seller shall have any further rights or liabilities hereunder, except as otherwise provided herein.

5.8          Use of Property. Seller has not claimed the benefit of laws permitting a special use valuation for the purposes of payment of ad valorem taxes on the Property.  If a previous owner claimed such benefit and, after the purchase is closed, Purchaser changes the use of the Property from its present use and the same results in the assessment of additional taxes, such additional taxes will be the obligation of the Purchaser, notwithstanding that some or all of such additional taxes may relate back to the period prior to Closing.

ARTICLE VI

DEFAULT; REMEDIES

6.1          Default of Purchaser. In the event Purchaser fails to perform its obligations pursuant to this Agreement for any reason except failure by Seller to perform hereunder or the permitted termination hereof by Purchaser or Seller in accordance with the express provisions hereof, Seller shall be entitled, as its sole remedy, to terminate this Agreement and recover the Earnest Money as liquidated damages and not as a penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller’s damages resulting from Purchaser’s default are difficult, if not impossible, to determine and that the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of said damages to be certain. Upon such payment of the Earnest Money, this Agreement shall terminate and neither party shall have any further rights or obligations pursuant to this Agreement, other than as set forth herein in the following sentence and with respect to rights or obligations which survive termination; all other remedies being herein expressly waived by Seller. In the event of Purchaser’s default and notwithstanding anything in this Section 6.1 to the contrary, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property.

6.2          Default of Seller. If the transaction contemplated hereby is not consummated by reason of Seller’s breach or other failure to timely perform all obligations and conditions to be performed by Seller, then Purchaser may, as its sole and exclusive remedy (whether at law or in equity), either (i) terminate this Agreement and receive the return of the Earnest Money from the Escrow Agent; and, thereafter, neither party shall have any further rights or obligations pursuant to this Agreement, other than as set forth herein with respect to rights or obligations which survive termination, or (ii) enforce specific performance of Seller’s obligations hereunder; all other remedies being herein expressly waived by Purchaser except as provided in Section 6.3 and Section 6.4 below.  Unless Purchaser has filed an action for specific performance, and such action is pending, Purchaser shall not have the right or authority to place a lis pendens against any portion of the Property, and Purchaser hereby waives and releases any right it may have under applicable law to file any lis pendens absent such pending action.

6.3          Post-Closing Remedies. Notwithstanding the provisions of Sections 6.1 and 6.2 above, in the event that after the termination of this Agreement or after Closing, as the case may be, a party (the “Defaulting Party”) breaches an obligation hereunder which is expressly stated herein to survive the termination of this Agreement or Closing, as the case may be, the Defaulting Party shall be liable to the other party (the “Non-Defaulting Party”) for the direct, actual damages incurred by the Non-Defaulting Party as a direct result of such breach, subject, however, to the provisions of Section 5.3. In no event shall the Non-Defaulting Party be entitled to recover from the Defaulting Party any punitive, consequential or speculative damages.

6.4          Post-Closing Remedies. Notwithstanding anything to the contrary contained in this Agreement other than as provided in Section 5.2(b), no default shall be declared unless the non-defaulting party has given the defaulting party written notice as to the existence of such default and the defaulting party has failed to cure such default within five (5) days thereafter; provided, however, the foregoing shall not apply to: (x) a failure by Purchaser to deliver any Deposit required under this Agreement or to deliver on the Closing Date the monies and documents required to be delivered by Purchaser under this Agreement, subject to and in accordance with the terms and conditions of this Agreement; or (y) a failure by Seller to deliver on the Closing Date the documents required to be delivered by Seller pursuant to Section 4.2.

ARTICLE VII

RISK OF LOSS

7.1          Minor Damage. In the event of loss or damage to the Property or any portion thereof (the “premises in question”) which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller, at Seller’s option, shall either (i) perform any necessary repairs to restore the premises in question to substantially the same condition as of the date of this Agreement; or (ii) credit Purchaser at Closing in the amount of the applicable insurance deductible against the Purchase Price and assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question; or (iii) reduce the cash portion of the Purchase Price in an amount equal to the cost of such repairs, Seller thereby retaining all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs.

7.2          Major Damage. In the event of a “major” loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) credit Purchaser in the amount of the applicable insurance deductible against the Purchase Price and assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser. For purposes of Sections 7.1 and 7.2, “major” loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, based on the Seller’s insurance adjuster’s assessment, equal to or greater than ten percent (10%) of the Purchase Price; and (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Property.

ARTICLE VIII

DISCLAIMERS AND WAIVERS

8.1          No Reliance on Documents. Except for Seller’s representations and warranties as expressly stated herein or in the documents to be delivered at Closing, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Property Documents and Additional Property Documents). Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Property Documents and Additional Property Documents) are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, if any budget or similar document is delivered by Seller to Purchaser, Seller makes no representation or warranty as to the accuracy thereof, nor shall any such document be construed to impose upon Seller any duty to spend the amounts set forth in such budget or other document.

8.2          Disclaimers.

(a)         EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS TO BE DELIVERED AT CLOSING, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION,

UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS,” EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN THE DOCUMENTS TO BE DELIVERED AT CLOSING. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, VERBALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN THE DOCUMENTS TO BE DELIVERED AT CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS EXCEPT FOR ENVIRONMENTAL MATTERS CAUSED SOLELY BY SELLER (AND NOT DISCLOSED BY EITHER SELLER OR THE ENVIRONMENTAL REPORTS) DURING ITS OWNERSHIP OF THE PROPERTY) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED

AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER EXCEPT FOR ENVIRONMENTAL MATTERS CAUSED SOLELY BY SELLER (AND NOT DISCLOSED BY EITHER SELLER OR THE ENVIRONMENTAL REPORTS) DURING ITS OWNERSHIP OF THE PROPERTY.

(b)         Except as otherwise specifically stated in this Agreement, Purchaser agrees that Seller shall not be responsible or liable to Purchaser for any construction defects, errors, omissions, or on account of any other conditions affecting the Property, as Purchaser is purchasing the Property AS IS, WHERE IS, and WITH ALL FAULTS.  Purchaser or anyone claiming by, through or under Purchaser, hereby fully releases Seller, its employees, officers, directors, representatives, attorneys and agents from any claim, cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any construction defects, errors, omissions, or other conditions affecting the Property, including, without limitation, any environmental matters or conditions affecting or migrating from or onto the Property.  Purchaser further acknowledges and agrees that this release will be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages and causes of action.  This covenant releasing Seller will be a covenant running with the Property and will be binding upon Purchaser, its successors and assigns.  Subject to consummation of this Agreement, Seller hereby assigns to Purchaser, without recourse or representation of any nature, effective upon Closing, any and all claims that Seller may have against any third party for any such errors, omissions or defects in the Property.  As a material covenant and condition of this Agreement, Purchaser agrees that in the event of any such construction defects, errors, omissions or on account of any other conditions affecting the Property, Purchaser will look solely to Seller’s predecessors in title or to such contractors and consultants as may have contracted for work in connection with the Property for any redress or relief.  Upon the assignment by Seller of its claims, Purchaser releases Seller of all rights, express or implied, Purchaser may have against Seller arising out of or resulting from any errors, omissions or defects in the Property.  Purchaser further understands that some of Seller’s predecessors in title may have filed petitions under the bankruptcy code and Purchaser may have no remedy against such predecessors, contractors or consultants.  This waiver and release of claims shall survive the Closing and shall not merge into the instruments of Closing.

8.3          Effect and Survival of Disclaimers. Seller has informed Purchaser that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article VIII. Seller and Purchaser agree that the provisions of this Article VIII shall survive Closing.

8.4          Purchaser Acknowledgement. By signing in the space provided below in this Article VIII, Purchaser acknowledges that it has read and understands the provisions of the Article VIII.

DEDICATED (PARROTS LANDING) LP,
a Florida limited partnership

By:	Dedicated Parrots Landing GP,
a Canadian corporation
its general partner

By:	/s/ Mark Zolty
Name:	Mark Zolty
Title:	Vice President

ARTICLE IX

MISCELLANEOUS

9.1          Broker. Seller and Purchaser represent each to the other that each has had no dealings with any broker, finder or other party concerning Purchaser’s purchase of the Property except Avery Klann of Apartment Realty Advisors (“Broker”). If (and only if) the transaction that is the subject of this Agreement is consummated, Seller shall pay a commission to Broker pursuant to a separate written agreement between Seller and Broker. Seller and Purchaser each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorney’s fees) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder’s fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party except Broker. The foregoing representations and warranties contained in this Section shall survive the Closing.

9.2          [Intentionally omitted].

9.3          Assignability. Purchaser may not assign its rights under this Agreement without the prior written consent of Seller. Purchaser may not assign its rights under this Agreement to anyone other than a Permitted Assignee (as hereinafter defined) without first obtaining Seller’s written approval which may be given or withheld in Seller’s sole discretion. Subject to the conditions set forth in this Section 9.3, Purchaser may assign its rights under this Agreement to a Permitted Assignee without the prior written consent of Seller. In the event that Purchaser desires to assign its rights under this Agreement to a Permitted Assignee, Purchaser shall send written notice to Seller at least five (5) business days but not more than ten (10) days prior to the Closing Date stating the name and, if applicable, the constituent persons or entities of the Permitted Assignee. Such assignment shall not become effective until such Permitted Assignee executes an instrument reasonably satisfactory to Seller in form and substance whereby the Permitted Assignee expressly assumes each of the obligations of Purchaser under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money. No assignment shall release or otherwise relieve Purchaser from any obligations hereunder. For purposes of this Section 9.3, the term “Permitted Assignee” shall mean an entity controlling, controlled by or under common control with Purchaser. Notwithstanding anything to the contrary contained herein, Purchaser shall not have the right to assign this Agreement to any assignee which, in the reasonable judgment of Seller, will cause the transaction contemplated hereby or any party thereto to violate the requirements of ERISA or Purchaser’s representations and warranties made herein. In order to enable Seller to make such determination, Purchaser shall cause to be delivered to Seller such information as is requested by Seller with respect to a proposed assignee and the constituent persons or entities of any proposed assignee, including specifically, without limitation, any pension or profit sharing plans related thereto.

9.4          Confidentiality. The information supplied to or made available to Purchaser by Seller pursuant to this Agreement shall not be released or disclosed to any other parties unless and until this transaction has closed without the prior written consent of Seller, except as required by applicable law. Seller shall not withhold its consent to disclosure of such information to Purchaser’s attorney, third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction, including engineers, accountants and financial advisors, or to any prospective lender. In the event that this transaction is not closed for any reason, then (a) Purchaser shall refrain, and shall cause its agents, representatives, contractors and accountants to refrain, from disclosing all such information to any other party, (b) Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein, and (c) notwithstanding anything to the contrary contained elsewhere in this Agreement, the covenant set forth in the foregoing clauses (a) and (b) shall survive any termination of this Agreement. In no event shall Purchaser or Seller issue any press releases prior to or in connection with the Closing regarding any of the terms contained herein or the transactions contemplated herein without the consent of the other party. Public filings required by applicable law or regulation, shall not constitute a “press release”, it being understood and agreed the Seller and Purchaser, and their constituent parties may make such public filings as they deem necessary to comply with applicable law in their sole and absolute discretion. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 9.4, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 9.4 will survive the Closing or any termination of this Agreement and are not subject to any liquidated damage limitation on remedies, notwithstanding anything to the contrary in this Agreement.

9.5          Notice. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

If to Seller:                                                                                    7900 Hampton Blvd, LLC
Attn: Luke Simpson
4582 S. Ulster Street Parkway, Suite 1200
Denver, CO, 80237
Facsimile: 303.991.3143
Telephone: 720.889.9206
Email: lsimpson@grandpeaks.com

With a copy to:                                                            Behringer Harvard Opportunity OP II LP
15601 Dallas Parkway, Suite 600
Addison, TX 75001
Attn: Jeff Carter
Telephone: 214.655.1600
Fax: 469.341.2351
Email: jcarter@behringerharvard.com

With a copy to:                                                            Powell Coleman & Arnold LLP
Attn: Michael L. McCoy
8080 North Central Expressway, Suite 1380
Dallas, TX 75001
Facsimile: 214-365-71111
Telephone: 214-890-7117
Email: mmccoy@pcallp.com

If to Purchaser:                                                            Dedicated (Parrots Landing) LP
c/o Brass Enterprises
2200 Yonce St., Suite 1302
Toronto, ON M4S2C6
Attn: Mark Zolty
Facsimile: 416-932-0660
Telephone 416-322-7999
Email: mzolty@brassenterprises.com

With a copy to:                                                            Greenberg Traurig PA
Attn: Moshe Lehrfield
333 SE 2nd Avenue
Miami, FL
Facsimile: 305-961-5768
Telephone: 305-579-0768
Email: lehrfieldm@gtlaw.com

Any notice, request, consent, approval or other communication required or permitted to be given by any provision of this Contract shall be (a) mailed by first class, United States mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the addresses specified below, (b) hand delivered to the intended addressee, (c) sent by a nationally recognized receipted overnight courier, or (d) sent by electronic facsimile (“Fax”) or email if such Fax or email is followed within three business days by a hard copy of the Fax or email communication sent by one of the other three specified delivery methods, charges prepaid and addressed as provided below or to such other address as the recipient party may from time to time specify by notice to the other party given in conformance with this Section 9.5.

Any such notice shall be deemed to be delivered, given, and received for all purposes as of (A) three business days after being deposited in the United States mail, (B) the actual date of delivery or transmission, as shown on the postal or courier service receipt or on the transmittal log sheet generated by the sending Fax machine, if delivered or transmitted before 5:00 pm, recipient’s local time, on a business day (and, otherwise, on the first business day after the date of actual delivery or transmission) or (C) as of the actual date of attempted delivery (but not attempted but failed Fax transmission), if delivery is attempted but refused between the hours of 9:00 am and 5:00 pm, recipient’s local time, on a business day. The parties hereto may change their addresses set forth above by giving notice thereof to the other in conformity with this provision.

9.6          Time of Essence. Time is of the essence in this Agreement.

9.7          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed via facsimile or by sending copies of the executed Agreement via email followed by regular mail  of the originals and shall be considered executed and binding upon receipt of the fax or email of the signature page of the last of the party’s signature to this Agreement.

9.8          Captions and Interpretation. The captions in this Agreement are inserted for convenience of reference and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof. Where required for proper interpretation, words in the singular shall include the plural, and words of any gender shall include all genders.

9.9          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

9.10        Entire Agreement; Modifications. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations or statements, oral or written, are superseded hereby. No waiver, modification amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment discharge or change is sought.

9.11        Partial Invalidity. Any provision of this Agreement which is unenforceable or invalid or the inclusion of which would affect the validity, legality or enforcement of this Agreement shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force and effect. Furthermore, in lieu of any such invalid, illegal or unenforceable provision, there will be automatically added to this Agreement a provision as similar to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

9.12        Discharge of Obligations. Except as otherwise expressly provided herein, the acceptance of the Deed by Purchaser at Closing shall be deemed to be a full performance and discharge of every representation, warranty and covenant made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions hereof, and such representations, warranties and covenants shall be deemed to merge into the documents delivered at Closing.

9.13        Seller’s Limited Liability. Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Sellers’ Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Sellers’ Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent member in or partner of Seller (or in any other constituent member or partner of Seller), nor any obligation of any constituent member in or partner of Seller (or in any other constituent member or partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent member or partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent member or partner (and neither Seller nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of member’s or partner’s obligations to restore or contribute).  The provisions of this Section 9.13 shall survive the termination of this Agreement and the Closing.

9.14        No Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

9.15        Further Assurances. Both Seller and Purchaser agree that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the transactions contemplated hereby.

9.16        Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

9.17        Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday, Jewish Holiday or legal holiday under the laws of the States of Florida, Colorado and Texas, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., Dallas, Texas time. “Jewish Holiday” shall mean Passover (the first two days and the last two days), Shavuot, Rosh Hashanah, Yom Kippur, Sukkot (first two days), Simchat Torah (two days).

9.18        Applicable Law. THIS AGREEMENT IS PERFORMABLE IN BROWARD COUNTY, FLORIDA, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF FLORIDA. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN BROWARD COUNTY, FLORIDA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN BROWARD COUNTY, FLORIDA. IF EITHER PARTY SHALL EMPLOY AN ATTORNEY TO ENFORCE OR DEFINE THE RIGHTS OF SUCH PARTY HEREUNDER, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE NONPREVAILING PARTY ALL OF ITS REASONABLE EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

9.19        Radon Notification. Pursuant to Florida Statutes Section 404.056(5), Seller hereby makes, and Buyer hereby acknowledges, the following notification:

RADON GAS: RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA.  ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY HEALTH DEPARTMENT.

9.20        Exhibits and Schedules. The following schedules or exhibits attached hereto (herein sometimes being referred to as “Exhibit”) shall be deemed to be an integral part of this Agreement:

Exhibit A	Legal Description;
Exhibit B	Property Documents
Exhibit C	Special Warranty Deed
Exhibit D	Bill of Sale
Exhibit E	Assignment of Leases and Security Deposits
Exhibit F	Assignment and Assumption of Intangible Property and Other Rights
Exhibit G	Tenant Notice Letters
Exhibit H	FIRPTA Affidavit
Exhibit I	Agreement Regarding Disclaimers
Exhibit J	Seller’s Closing Certification
Exhibit K	Purchaser’s Closing Certification
Exhibit L	Leasing Guidelines
Exhibit M	Approval Notice
Schedule 1.1(c)	List of Personal Property

9.21        Tender of Offer. Upon execution of this Agreement by Purchaser and delivery of same to Seller, this Agreement shall constitute an offer which has been submitted by Purchaser to Seller for Seller’s approval. By executing this Agreement and submitting same to Seller, Purchaser acknowledges and agrees as follows: (a) this Agreement may be approved or disapproved by Seller in its sole and unfettered discretion, with Seller having the right to disapprove this Agreement for any reason whatsoever, and (b) Seller’s approval of this Agreement shall be evidenced only by Seller’s execution of this Agreement and delivery of a counterpart hereof executed by both Seller and Purchaser to the Title Company. Purchaser acknowledges that Purchaser has not, will not and cannot rely upon any other statement or action of Seller or its representatives as evidence of Seller’s approval of this Agreement.

9.22        Like Kind Exchange. In the event that Seller elects to sell the Property as part of a like kind exchange pursuant to Section 1031 of the Internal Revenue Code, Purchaser agrees to cooperate with Seller in connection therewith and to execute and deliver all documents which reasonably may be required to effectuate such exchange as a qualified transaction pursuant to Section 1031 of the Code; provided that: (a) the Closing shall not be delayed; (b) Purchaser incurs no additional cost or liability in connection with the like-kind exchange; (c) Seller pays all costs associated with the like-kind exchange; and (d) Purchaser is not obligated to take title to any property other than the Property.

9.23        Press Releases. All media releases, public announcements and public disclosures by Purchaser or Purchaser’s Representatives shall be coordinated with and approved in writing by Seller prior to the release thereof. Except for any announcement intended solely for internal distribution by Purchaser or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of Purchaser, all media releases, public announcements or public disclosures (including, but not limited to, promotional or marketing material) by Purchaser or its employees or agents relating to this Agreement or its subject matter, or including the name, trade name, trade mark, or symbol of Seller or any affiliate of Seller, shall be coordinated with and approved in writing by Seller prior to the release thereof. Purchaser shall not represent directly or indirectly that any contract or any service provided by Purchaser to Seller has been approved or endorsed by Seller or include the name, trade name, trade mark, or symbol of Seller or any affiliate of Seller without Seller’s express written consent.  The provisions of this Section 9.23 shall survive the Closing or any termination of this Agreement.

9.24        Attorney’s Fees Any party to this Agreement who is the prevailing party in any legal proceeding against the other party brought under or with respect to this Agreement or transaction will be additionally entitled to recover court costs and reasonable attorneys’ fees from the non-prevailing party.

9.25        WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

9.26        No Recording of Contract.  Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction by Purchaser and any attempt to do so may be treated by Seller as a default of this Agreement thereof entitling Seller to terminate this Agreement and retain the Earnest Money pursuant to Section 10(a) hereof.  Notwithstanding any such termination under this Section 9.26, Purchaser shall be obligated to execute an instrument in recordable form releasing this Agreement, and Purchaser’s obligations pursuant to this Section 9.25 shall survive any termination of this Agreement as a surviving obligation.

9.27        Purchaser’s Limited Liability.  No constituent partner in or member of agent or Purchaser, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in or agent or member of Purchaser shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Purchaser’s assets for the payment of any claim or for any performance, and Seller, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.  Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent member in or partner of Purchaser (or in any other constituent member or partner of Purchaser), nor any obligation of any constituent member in or partner of Purchaser (or in any other constituent member or partner of Purchaser) to restore a negative capital account or to contribute capital to Purchaser (or to any other constituent member or partner of Purchaser), shall at any time be deemed to be the property or an asset of Purchaser or any such other constituent member or partner (and neither Seller nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of member’s or partner’s obligations to restore or contribute).  The provisions of this Section shall survive the termination of this Agreement and the Closing.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Dated: August 23, 2012	SELLER:

7900 HAMPTON BLVD, LLC,
a Delaware limited liability company

	By:	Hampton Peak, LLC,
a Colorado limited liability company,
its Managing Member

		By:	/s/ Luke C. Simpson
Luke C. Simpson
Manager

PURCHASER:
Dated: August 24, 2012
DEDICATED (PARROTS LANDING) LP,
a Florida limited partnership

	By:	Dedicated (Parrots Landing) GP Inc.,
a Canadian corporation,
its general partner

		By:	/s/ Mark Zolty
Mark Zolty, Vice President

ACKNOWLEDGMENT BY TITLE COMPANY

The Title Company hereby acknowledges receipt of (a) a counterpart of this Agreement executed by Seller and Purchaser on the        day of August 2012, and (b) Earnest Money from Purchaser in the amount of                                          Dollars ($                ) on the        day of August 2012.

FIDELITY NATIONAL TITLE GROUP - FLORIDA AGENCY

By:

Name:

Title:

EXHIBIT A

LEGAL DESCRIPTION

Parcel 1:

Tract No. 1 and 2, less and except the West 410.00 feet thereof (as measured at right angles to the West line of said tracts), of the Plat of The Hamptons of North Lauderdale, according to the Plat thereof recorded in Plat Book 109, Page 24, of the Public Records of Broward County, Florida.

Parcel 2:

Easement for the benefit of Parcel 1 as created by “Pedestrian Bridge Easement Agreement” dated May 28, 1987, and filed July 2, 1987, in Official Records Book 14589, at Page 3, granted for the purposes set forth in said document, over, under and across the land described as follows:

Commencing at the Southeast corner of the West 410.00 feet of Tracts No. 1 and No. 2 of the Plat entitled “The Hamptons of North Lauderdale”, as recorded in Plat Book 109, Page 24, of the Public Records of Broward County, Florida, thence North 01º39’59” West, along the East boundary of the said West 410.00 feet of Tract No. 1 and No. 2, a distance of 418.08 feet; thence South 85º17’58” East, 546.00 feet to the Westerly right-of-way line of said canal and the Point of Beginning; thence continue South 85º17’58” East 70.67 feet to the Easterly right-of-way line of said canal and a point of intersection with a curve, concave Easterly radial line through said point bears South 80º10’10” West; thence Southerly along said Easterly canal right-of-way line and the arc of said curve, having a radius of 215.00 feet and a delta of 05º26’50”, and an arc length of 20.44 feet; thence North 85º17’58” West, 71.73 feet to the Westerly right-of-way line of said canal and a point of intersection with a curve, concave Easterly; (radial line through said point bears South 87º51’37” West), thence Northerly along said Westerly canal right-of-way and the arc of a curve, having a radius of 285.00 feet, a delta of 04º04’14” and an arc length of 20.25 feet to the Point of Beginning.

Parcel 3

That part of Tract 8, of The Hamptons of North Lauderdale, according to the plat thereof, as recorded in Plat Book 109, Page 24, Public Records of Broward County, Florida, which lies South of that 70 foot Canal Right of Way as recorded in Official Records Book 4151, page 969, and as set forth on said plat

Exhibit A - Page 1

EXHIBIT B

PROPERTY DOCUMENTS

Seller shall deliver the following Property Documents to Purchaser through a secure website or otherwise deliver to Purchaser to the extent in Seller’s possession as provide in Section 3.1 of this Agreement:

(a)                                 a standard form of Tenant Lease used with respect to the Property;

(b)                                 A schedule and copies of all Service Contracts relating to the ownership and operation of the Property;

(c)                                  all licenses and permits with respect to the ownership and operation of the Property, including, but not limited to, building permits and certificates of occupancy;

(d)                                 the most current real estate and personal property tax statements with respect to the Property;

(e)                                  all warranties and guaranties relating to the Property, or any part thereof, or to the tangible Personal Property;

(f)                                   a rent roll as of a date not more than five (5) business days prior to the Effective Date prepared by the management company managing the Property on the standard form in use for the Property, indicating the commencement date and an accompanying security deposit schedule;

(g)                                  an aged delinquency report;

(h)                                 copies of any environmental inspection reports with respect to the Property in Seller’s possession or control;

(i)                                     copies of any pending claims, notices or similar documents concerning the Property;

(j)                                    operating reports from January 1, 20011 through the most recent month for which such operating reports have been prepared by Seller prepared by the management company managing the Property (and provided that Seller will cooperate in responding to reasonable requests from Purchaser’s lender in connection with Purchaser’s financing of the Property to deliver updated and/or additional operating and financial information with respect to the Property, provided that Seller shall not be obligated to reformat data or create new report forms and shall have no obligation to re-verify tenant employment or income);

(k)           a listing of staff at the Property and a description of their compensation and benefits;

(l)            Seller’s owner’s title policy and the Existing Survey;

(m)          copies of zoning reports and termite inspection reports.

Exhibit B - Page 1

In addition, Seller will cause to be made available to Purchaser for inspection at the Property the following (the “Additional Property Documents”), to the extent (and only to the extent) that such items are available and in Seller’s actual possession:

(i)                                     twelve (12) most recent utility bills relating to the Property;

(ii)                                  all Tenant Leases;

(iii)                               delinquency logs, tenant complaints and tenant correspondence files (as maintained in the tenant’s individual file), and repair/maintenance logs and records; and

(iv)                              all architectural plans and specifications, engineering plans, drawings and site plans relating to the Property.

Exhibit B - Page 2

EXHIBIT C

SPECIAL WARRANTY DEED

Recording requested by, and After recording, return to:

Instrument Prepared By:

SPECIAL WARRANTY DEED

(North Lauderdale, Florida)

KNOW ALL MEN BY THESE PRESENTS:

THAT 7900 HAMPTON BLVD, LLC, a Delaware limited liability company (“Grantor”), for and in consideration of the sum of TEN DOLLARS ($10) and other good and valuable consideration in hand paid to the undersigned by                                     , a                                           (“Grantee”), whose mailing address is                                                                      , the receipt and sufficiency of such consideration being hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does hereby grant, bargain, sell and convey unto Grantee that certain real property being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements and fixtures situated thereon (collectively, the “Property”); SUBJECT TO real estate taxes for the year 2012 and subsequent years; covenants, conditions, restrictions, easements, rights-of-way and other matters of record (but this reference shall not operate to reimpose any such matter that has terminated or expired); applicable laws, ordinances, statutes, orders, requirements and regulations to which the Property is subject; and all matters disclosed by an accurate survey of the Property.

TO HAVE AND TO HOLD the Property, together with all and singular the easements, tenements, hereditaments, and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns, in fee simple forever, and Grantor hereby agrees to warrant the title to the Property, subject as aforesaid, and will defend the same against the lawful claims of all persons claiming by, through, or under Grantor but not otherwise.

[SIGNATURES ON NEXT PAGE]

Exhibit C - Page 1

Executed this        day of                                2012, effective as of the        day of                                2012.

SELLER:

7900 HAMPTON BLVD, LLC,
a Delaware limited liability company

By:	Hampton Peak, LLC,
a Colorado limited liability company,
Managing Member

By:
Luke C. Simpson
Manager

Witnesses:

First Witness

Printed Name of First Witness

Second Witness

Printed Name of Second Witness

Exhibit C - Page 2

STATE OF	§
§
COUNTY OF	§

On                               , 20      , before me personally appeared Luke C. Simpson, personally known to me to be the person who executed the foregoing instrument as the Manager of Hampton Peak, LLC, a Colorado limited liability company, the Managing Member of 7900 Hampton Blvd, LLC, a Delaware limited liability company, and acknowledged to me that said person executed said instrument for the purposes and consideration and consideration therein expressed, and as the act of said limited liability company.

WITNESS my hand and official seal.

Notary Public – State of

Printed Name

My commission expires:

[Notary Seal]

[Notary Seal]

Exhibit C - Page 3

EXHIBIT A

LEGAL DESCRIPTION

[To be inserted]

Exhibit C - Page 4

EXHIBIT D

BILL OF SALE

Seller, [SELLER NAME ALL CAPS], a                                           (“Seller”), having its principal place of business at Denver, Colorado, in consideration of Ten Dollars ($10.00), receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over to                                         , a                                          (“Purchaser”), the following described personal property, to-wit:

All of the furniture, fixtures, equipment, machines, apparatus, supplies and personal property, of every nature and description, and all replacements thereof now owned by Seller and located in or on the real estate described on Exhibit A attached hereto and made a part hereof as listed on Exhibit B attached hereto excepting therefrom any furniture, furnishings, fixtures, business equipment or articles of personal property belonging to tenants occupying the improvements situated on said real estate.

Seller represents and warrants to Purchaser (i) that it is the owner of the property and interests described above, (ii) that it has the right to assign such property and interests and has not previously assigned its rights in and to such property and interests, and (iii) that such property is free and clear of all liens, charges and encumbrances created or agreed t by Seller other than the Permitted Exceptions as such term is defined in the Purchase Agreement dated         , 2012 between Seller and Purchaser.  Seller warrants and will defend title to the above described property to Purchaser, its successors and assigns, against any person or entity lawfully claiming, or to lawfully claim, the same or any part thereof, by, through or under Seller and not otherwise, and subject to the Permitted Exceptions. SELLER MAKES NO WARRANTY OF MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF THE FOREGOING PROPERTY, AND THE SAME IS SOLD IN “AS IS, WHERE IS” CONDITION, WITH ALL FAULTS. BY EXECUTION OF THIS BILL OF SALE, PURCHASER AFFIRMS THAT IT HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE FOREGOING PROPERTY FOR ANY PARTICULAR PURPOSE, THAT SELLER MAKES NO WARRANTY OF MERCHANTABILITY, QUALITY, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND THAT THE FOREGOING PROPERTY IS BEING SOLD TO PURCHASER WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY EXCEPT FOR THE WARRANTY OF TITLE PROVIDED ABOVE.

THIS INSTRUMENT shall further assign to the Purchaser all assignable and unexpired manufacturers’ warranties related to the Personal Property, if any.

THIS INSTRUMENT shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

TO HAVE AND TO HOLD the Personal Property unto the Purchaser and the Purchaser’s successors and assigns forever, subject to the limitations as provided above.

By acceptance of this Assignment, Assignee assumes and agrees to pay all personal property taxes on the Personal Property for the calendar year 2012.

(Signature page follows)

Exhibit D - Page 1

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed and sealed in its name by its officers thereunto duly authorized this        day of                                2012.

SELLER:

,
a

By:
Name:
Title:

[Add Exhibit A Legal Description and Exhibit B List of Personal Property]

Exhibit D - Page 2

EXHIBIT E

ASSIGNMENT OF TENANT LEASES AND ASSUMPTION

This ASSIGNMENT OF TENANT LEASES AND ASSUMPTION (this “Assignment”) is made and entered into as of                     , 20       (the “Effective Date”), by and between [ASSIGNOR NAME ALL CAPS], a                                          (“Assignor”), and                                 , a                                (“Assignee”).

AGREEMENTS:

Assignor, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby GRANTS, TRANSFERS and ASSIGNS to the Assignee all of Assignor’s right, title and interest in and to (i) any and all leases, franchises, licenses, occupancy agreements, or other similar agreements (hereinafter called the Leases,” whether one or more), demising space in or otherwise relating to the improvements now existing on the land described on Exhibit A, attached hereto and made a part hereof (collectively, the land with improvements are referred to herein collectively as the “Premises”); and (ii) all security deposits held by Assignor under the Leases (collectively the items described in (i) and (ii) above are referred to herein collectively as the “Property”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights, titles, and interests thereto in anywise belonging, to Assignee, its successors and assigns forever, subject to the matters to which that certain Special Warranty Deed (“Deed”) of even date herewith from Assignor to Assignee conveying the tract of land described on Exhibit A hereto is made subject as fully as if and for all purposes as if the Property were included and described in the Deed.

Assignor has executed this Assignment and has GRANTED, TRANSFERRED and ASSIGNED the Property and Assignee has accepted this Assignment and purchased the Property AS IS AND WHEREVER LOCATED, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED OR STATUTORY, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY OR BY ANY SAMPLE OR MODEL AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OF THE STATE IN WHICH THE PROPERTY IS LOCATED OR ANY OTHER LAW.

Assignor hereby agrees to defend, indemnify and hold harmless Assignee from and against any liability, damages, causes of action, expenses and attorneys’ fees incurred by Assignee by reason of the failure of Assignor to fulfill, perform and discharge all of the various commitments, obligations and liabilities under and by virtue of the Leases assigned hereunder, that arise prior to the Effective Date hereof.

Assignee hereby accepts the foregoing assignment and agrees to assume, fulfill, perform and discharge all the various commitments, obligations and liabilities of Assignor under and by virtue of the Leases hereby assigned that arise on or after the Effective Date hereof, including the return of security deposits to the extent that Assignee received a credit therefor at closing of the transaction of which this Assignment is a part, and hereby agrees to defend, indemnify and hold harmless Assignor from and against any liability, damages, causes of action, expenses and attorneys’ fees incurred by Assignor by reason of the failure of Assignee from and after the Effective Date hereof to fulfill, perform and discharge

Exhibit E - Page 1

all of the various commitments, obligations and liabilities under and by virtue of the Leases assigned hereunder, including the return of security deposits, that arise on or after the Effective Date hereof

All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

This Assignment may be executed in identical counterparts, all of which, when taken together, will constitute one and the same instrument.

(Signature page follows)

Exhibit E - Page 2

EXECUTED by the undersigned to be effective as of the Effective Date.

ASSIGNOR:

,
a

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

Exhibit E - Page 3

EXHIBIT A

To

Assignment of Tenant Leases and Assumption

PROPERTY DESCRIPTION

[Property description to be inserted]

Exhibit E - Page 4

EXHIBIT F

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made and entered into to be effective as of                       , 20       (the “Effective Date”), by and between [ASSIGNOR NAME, ALL CAPS], a                                            (“Assignor”), and                                          , a                            (“Assignee”).

RECITALS:

A.            Concurrently with the execution and delivery of this Assignment, Assignor is conveying to Assignee by Special Warranty Deed that certain real property, with the improvements located thereon, situated in                          County,                        (the “Property”) and being more particularly described on Exhibit A, which is attached hereto and made a part hereof for all purposes and the personal property more particularly described on the Bill of Sale delivered concurrently with Assignment (the “Personal Property”).

B.            Assignee desires to purchase from Assignor, and Assignor desires to sell and assign to Assignee, all general intangible property owned by Assignor and used exclusively in connection with the Property.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the premises and the agreements and covenants herein set forth, together with the sum of TEN DOLLARS ($10.00) and other good and valuable consideration on this day paid and delivered by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER, DELIVER and CONVEY unto Assignee, its successors and assigns, all general intangible property owned by Seller and used exclusively in connection with the Property and Personal Property (collectively, the “Assigned Properties”), including specifically, without limitation, all right, title and interest of Seller in and to the following:

1.             The name “Parrots Landing”, all logos,  trade names and all trademarks, if any, to the extent assignable, telephone exchanges and the business and goodwill of Assignor in connection with the Property, save and except the name/trademark “Behringer Harvard.” And any derivation thereof

2.             All assignable warranties and guarantees (express or implied) issued in connection with, or arising out of (a) the purchase and repair of all furniture, fixtures, equipment, inventory, and other tangible personal property owned by Assignor and attached to and located in or used in connection with the Property; or (b) the construction of any of the improvements located on the Property.

3.             All assignable bonds, licenses, certificates, permits, plans and specifications relating to the operation of the Property or any of the improvements located thereon, or both.

4.             All leasing materials and brochures, ledger cards, leasing records, leasing applications, tenant credit reports and maintenance and operating records.

Exhibit F - Page 1

5.             All of Assignor’s rights in the service contracts (the “Service Contracts”) described on Exhibit B, which is attached hereto and incorporated herein by reference.

By accepting this Assignment and by its execution hereof, Assignee hereby assumes and agrees to perform all of the terms, covenants, and conditions of the Service Contracts on the part of Assignor therein required to be performed, from and after the date hereof, but not prior thereto.

Subject to any limitations on damages contained in that certain Purchase Agreement between Assignor and                                                 (“Original Purchaser”) ([as amended and as assigned by Original Purchaser to Assignee,] the “Contract”), Assignor agrees that it shall indemnify, defend and hold harmless Assignee from and against any and all claims, demands, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by Assignee as a result of claims or causes of action being brought against Assignee arising out of or relating to the Service Contracts and the obligations of Assignor thereunder accruing prior to the date hereof.  Assignee agrees that it shall indemnify, defend and hold harmless Assignor from and against any and all claims, demands, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by Assignor as a result of claims or causes of action being brought against Assignor arising out of or relating to the Service Contracts and the obligations of Assignee thereunder accruing after the date hereof.

All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

This Assignment may be executed in identical counterparts, all of which, when taken together, will constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

Exhibit F - Page 2

EXECUTED by the undersigned to be effective as of the Effective Date.

ASSIGNOR:

,
a

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

Exhibit A - Property Description

Exhibit B - List of Service Contracts

Exhibit F - Page 3

EXHIBIT A

to
Assignment and Assumption Agreement

PROPERTY DESCRIPTION

[Property Description to be Inserted]

Exhibit F - Page 4

EXHIBIT B

to
Assignment and Assumption Agreement

LIST OF SERVICE CONTRACTS

[List of Service Contracts to be Inserted]

Exhibit F - Page 5

EXHIBIT G

TENANT NOTICE LETTER

                              , 20

[Name and Address of Tenant]

Re:          Notice of Change of Ownership of the                        Apartments, [street address], North Lauderdale, Florida (the “Property”)

Dear Tenant:

We are pleased to announce that, as of                      , 20      ,                                     , a                                          , has transferred, sold, assigned, and conveyed the Property to                                                               (the “New Owner”).  The New Owner has received, and is now responsible for, your security deposit and/or pet deposit in the aggregate amount of $                      with respect to your lease at the Property.  In addition, the New Owner has assumed and agreed to perform all of the landlord’s obligations under the lease on and after the date of this letter.  Accordingly, you should pay rent and perform all of your other obligations under the lease to and for the benefit of the New Owner, and its successors and assigns.

Future rental payments with respect to your lease at the Property should be made to the New Owner by delivering to the on-site manager of the Property a check or money order payable to the order of                                                                                                                                           . In addition, all notices from you to the landlord concerning any matter relating to your tenancy should be sent to                                            at

Very truly yours,

NEW OWNER:

,
a

By:
Name:
Title:

Exhibit G - Page 1

TRANSFER ACKNOWLEDGED:

,
a

By:
Name:
Title:

Exhibit G - Page 2

EXHIBIT H

FIRPTA AFFIDAVIT

THE STATE OF COLARADO	§
§
COUNTY OF DENVER	§

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform                                             , a                                             (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by [TRANSFEROR NAME, ALL CAPS], a                                                          (“Transferor”), the undersigned hereby certifies as follows:

1.         Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.         Transferor’s U.S. employer identification number is: #                    ;

3.         Transferor’s office address is                                                             .

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned, in the capacity set forth below, hereby declares that he has examined this certification and to the best of his knowledge and belief it is true, correct, and complete, and the undersigned further declares that he has authority to sign this document in such capacity.

EXECUTED to be effective as of the        day of                                20      .

TRANSFEROR:

,

By:
Name:
Title:

Exhibit H - Page 1

SWORN TO AND SUBSCRIBED BEFORE ME this        day of                                   20       by                                    ,                                    of                               , a                                 , on behalf of said                                       .

Notary Public

Exhibit H - Page 2

EXHIBIT I

AGREEMENT REGARDING DISCLAIMERS

This Agreement Regarding Disclaimers (this “Agreement”) is made to be effective as of the        day of                                  20      , by                                           , a                                             (“Purchaser”), for the benefit of [SELLER NAME, ALL CAPS], a                                      (“Seller”).

RECITALS

A.            Seller and Purchaser executed that certain Purchase Agreement (herein so called) dated to be effective as of the        day of                                  20      , regarding the sale and purchase of certain property more specifically described therein (the “Property”).

B.            The Purchase Agreement requires that at Closing (as defined in the Purchase Agreement) Purchaser and its counsel shall execute this Agreement;

NOW THEREFORE, Purchaser does hereby confirm and agree as follows:

1.         No Reliance. Purchaser acknowledges and agrees that Purchaser has had ample opportunity to review documents concerning the Property and to conduct physical inspections of the Property, including specifically, without limitation, inspections regarding the environmental condition of the Property, the structural condition of the Property, and the compliance of the Property with the Americans with Disabilities Act of 1990, 42 U.S.C. §12101 et seq. Purchaser hereby represents, warrants and agrees that (a) Purchaser has examined the Property and is familiar with the physical condition thereof and has conducted such investigations of the Property (including without limitation the environmental condition thereof) as Purchaser has deemed necessary to satisfy itself as to the condition of the Property and the existence or nonexistence, or curative action to be taken with respect to, any hazardous or toxic substances on or discharged from the Property, (b) except as expressly set forth in Section 5.1 of the Purchase Agreement, neither Seller nor Broker (as defined in the Purchase Agreement), nor any affiliate, agent, officer, employee or representative of any of the foregoing has made any verbal or written representations, warranties, promises or guarantees whatsoever to Purchaser, express or implied, and in particular, that no such representations, warranties, guarantees or promises have been made with respect to the physical condition, operation, or any other matter or thing affecting or related to the Property or the offering or sale of the Property, and (c) Purchaser has not relied upon any representations, warranties, guarantees or promises or upon any statements made or any information provided concerning the Property provided or made by Seller or Broker, or their respective agents and representatives, and Purchaser has elected to purchase the Property after having made and relied solely on its own independent investigation, inspection, analysis, appraisal and evaluation of the Property and the facts and circumstances related thereto. Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that neither Seller nor Broker has any obligation to disclose to Purchaser, and shall have no liability for its failure to disclose to Purchaser, any information known to it relating to the Property. Purchaser acknowledges and agrees that all materials, data and information delivered to Purchaser by or through Seller or Broker in connection with the transaction contemplated herein have been provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser.

Exhibit I - Page 1

2.         Disclaimers. PURCHASER ACKNOWLEDGES AND AGREES THAT THE PROPERTY HAS BEEN SOLD AND CONVEYED TO PURCHASER AND PURCHASER HAS ACCEPTED THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS.” EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5.1 OF THE PURCHASE AGREEMENT AND THE LIMITED WARRANTY OF TITLE EXPRESSLY SET FORTH IN THE DEED FROM SELLER TO PURCHASER, SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE PRECEDING SENTENCE OR ANY OTHER DISCLAIMER SET FORTH HEREIN AND EXCEPT AS SET FORTH IN SECTIONS 5.1 AND 5.3 OF THE PURCHASE AGREEMENT, SELLER AND PURCHASER HEREBY AGREE THAT SELLER HAS NOT MADE AND IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AS TO (A) THE NATURE OR CONDITION, PHYSICAL OR OTHERWISE, OF THE PROPERTY OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF HABITABILITY, SUITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE, (B) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE IMPROVEMENTS OR THE STATE OF REPAIR OR LACK OF REPAIR OF ANY OF THE IMPROVEMENTS, (C) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN THE IMPROVEMENTS, (D) THE SOIL CONDITIONS, DRAINAGE CONDITIONS, TOPOGRAPHICAL FEATURES, ACCESS TO PUBLIC RIGHTS-OF-WAY, AVAILABILITY OF UTILITIES OR OTHER CONDITIONS OR CIRCUMSTANCES WHICH AFFECT OR MAY AFFECT THE PROPERTY OR ANY USE TO WHICH PURCHASER MAY PUT THE PROPERTY, (E) ANY CONDITIONS AT OR WHICH AFFECT OR MAY AFFECT THE PROPERTY WITH RESPECT TO ANY PARTICULAR PURPOSE, USE, DEVELOPMENT POTENTIAL OR OTHERWISE, (F) THE AREA, SIZE, SHAPE, CONFIGURATION, LOCATION, CAPACITY, QUANTITY, QUALITY, CASH FLOW, EXPENSES, VALUE, MAKE, MODEL, COMPOSITION, AUTHENTICITY OR AMOUNT OF THE PROPERTY OR ANY PART THEREOF, (G) EXCEPT FOR THE LIMITED WARRANTY OF TITLE EXPRESSLY SET FORTH IN THE DEED, THE NATURE OR EXTENT OF TITLE TO THE PROPERTY, OR ANY EASEMENT, RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONTRACT, CONDITION OR OTHERWISE THAT MAY AFFECT TITLE TO THE PROPERTY, (H) ANY ENVIRONMENTAL, GEOLOGICAL, METEOROLOGICAL, STRUCTURAL, OR OTHER CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW OR HEREAFTER AFFECTING IN ANY MANNER THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE ABSENCE OF ASBESTOS OR ANY ENVIRONMENTALLY HAZARDOUS SUBSTANCE ON, IN, UNDER OR ADJACENT TO THE PROPERTY, (I) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION OR USE OF THE PROPERTY WITH ANY APPLICABLE RESTRICTIVE COVENANTS, OR WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL BODY (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY ZONING LAWS OR REGULATIONS, ANY BUILDING CODES, ANY ENVIRONMENTAL LAWS, AND THE AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. 12101 ET SEQ. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, VIOLATIONS OF ANY APPLICABLE LAWS, CONSTRUCTION DEFECTS, AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, AND EXCEPT AS SET FORTH IN SECTIONS 5.1 AND 5.3 OF THE

Exhibit I - Page 2

PURCHASE AGREEMENT,  SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS), CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT SHOULD ANY WORK BE REQUIRED TO PUT THE PROPERTY IN COMPLIANCE WITH ANY APPLICABLE LAWS, OR SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH WORK, CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER.

3.         Survival of Disclaimers. Seller and Purchaser agree that the provisions of this Agreement shall survive Closing.

PURCHASER:

,
a

By:
Name:
Title:

Exhibit I - Page 3

EXHIBIT J

SELLER’S CLOSING CERTIFICATE

7900 Hampton Blvd, LLC, a Delaware limited liability company (“Seller”), has entered into that certain Purchase Agreement dated [insert date of Agreement] (the “Purchase Agreement”) with Dedicated (Parrots Landing) LP, a Florida limited partnership (“Purchaser”).  Seller hereby certifies to Purchaser that, as of the date of this certificate, the representations and warranties contained in Sections 5.1 of the Purchase Agreement are accurate in all material respects, except as otherwise expressly disclosed in the schedule of exceptions attached to this Certificate, if any.

SELLER:

,
a

By:
Name:
Title:

Exhibit J - Page 1

EXHIBIT K

PURCHASER’S CLOSING CERTIFICATE

Dedicated (Parrots Landing) LP, a Florida limited partnership (“Purchaser”), has entered into that certain Purchase Agreement dated [insert date of Agreement] (the “Purchase Agreement”) with 7900 Hampton Blvd, LLC, a Delaware limited liability company (“Seller”).  Purchaser hereby certifies to Seller that, as of the date of this certificate, the representations and warranties contained in Sections 5.7 of the Purchase Agreement are accurate in all material respects, except as otherwise expressly disclosed in the schedule of exceptions attached to this Certificate, if any.

PURCHASER:

,
a

By:
Name:
Title:

Exhibit K - Page 1

EXHIBIT L

LEASING GUIDELINES

Grand Peaks will follow the rent recommendations* of Yieldstar and strive to maintain no less than an 80% recommendation rate.

All applicants will have a credit rating of at least 400 and make two (2) times the amount of rent or will be required to pay an additional deposit depending upon rental history.  In addition, applicants must qualify by passing a background check (as stated in the form of Rental Criteria provided to each prospective tenant).

All leases will be for no less than 7 months in duration and will not be more than 13 months in duration.

These Leasing Parameters do not apply to the models and any employee units, provided that no more than 8 such units will be allowed at the Project at any time.

*These minimums include view charges for units with views

Exhibit L - Page 1

EXHIBIT M

APPROVAL NOTICE

September 5, 2012

7900 Hampton Blvd, LLC
Attn: Luke Simpson
4582 S. Ulster Street Parkway, Suite 1200
Denver, Colorado 80237

RE:	Purchase Agreement with an Effective Date of August , 2012 (the “Agreement”), between 7900 Hampton Blvd, LLC as Seller and Dedicated (Parrots Landing) LP as Purchaser.

Dear Mr. Simpson:

This is to advise you that after inspecting the Property described in the Agreement, Purchaser has approved all aspects of the Property, including, but not limited to, the Survey and the condition of title to the Property pursuant to the provisions of Article II and Article III of the Agreement and chooses to proceed under the terms of the Agreement, it being hereby acknowledged and agreed between Purchaser and Seller that Purchaser shall have no further right to terminate the Agreement EXCEPT FOR (i) the Financing Contingency or (ii) as may otherwise be specifically set forth in the Agreement other than in Articles II (save and except Section 2.8) and III thereof, as amended.

All capitalized terms used herein shall have the same meaning as set forth in the Agreement.

PURCHASER:

DEDICATED (PARROTS LANDING) LP,
a Florida limited partnership

By:	Dedicated (Parrots Landing) GP, Inc.,
a Canadian corporation,
its general partner

By:
Name:
Title:

cc:           Jim Fant

Exhibit M - Page 1

SCHEDULE 1.1(c)
LIST OF PERSONAL PROPERTY

[Follows]

Schedule 1.1(c) - Page 1

Parrot’s Landing Personal Property Summary

Leasing Office-Computer Equipment

Item Description

5 computers

1 printer

5 telephones

1 Copier

Leasing Office Furniture

Item Description

2 two drawer credenza

Gables display edge

1 Park Ave coffee machine

Accessories & artwork

6 vistors chairs, 5 lamps & misc silk florals

5 window levelers

Credenza and cornices

3 secretary desks

Golf Cart

1-2 drawer credenza/2 draw file

2-4draw lateral files

First aid box

Paper shredder

2 drawer file

1 metal 4 draw file

2 Secretary desks/chair

Postage meter

4 side chairs

2 pictures

2 credenza/1 cabinet

Safe

1 picture/1 lamp

5 misc accessories

2 side chairs

Lamp

Misc office items

Phase 2-Leasing Office

2 lamps

misc silk arrangements/kit table

4 wicker chairs/micro/coffee machine/wood cabinet

1 fridge/1 dishwasher

misc flower arrangement/5 wall art

2 roller chairs

1 lamp/1surround receiver

1 redwood bookcase

17’ wall unit

3 desk/1 conference table/4 roller chairs

glass table/4 chairs

4 side chairs/2 exec chairs

1 credenza/1 table

1 sofa table/2 arm chairs

Parrot’s Landing Personal Property Summary

Resident Lounge - Clubhouse

Item Description

Artwork in Bathrooms

Vanity & mirror in bathrooms

Toilet paper holder

2 rugs/area rug

2 love seats/4 pillows

2 console tables/1 cocktail table

3 end tables

Misc silk trees/artwork/mirrors

TV cabinet

2 chairs/side table

Server, 2 lamps, accent pliiows

Area rug/window treatments

Divider cabinet

Table w/4 chairs

Misc silk trees/artwork/mirrors

Fitness Center

Item Description

TV w/remote/4 pictures

2 treadmills/3 bicycles

1 elliptical/4 silk trees

4 window treatments

1 lap pull down

Misc items

Swimming Pool

Item Description

1 life ring/1 life poll

Ph 1-back pool- 21 lounges, 8 chairs, 2 tables, 1 trash can

1 life ring/1 life poll

Ph 2-16 lounges, 10 chairs, 2 trash can

1 life ring/1 life poll

Maintenance shop

Item Description

1 vacuum

1 key punch/5 golf carts

2 blowers/1 pressure washer

1 6” ladder/2 4’ladders

4 stepladders/1 heat gun

1 refrigerant scale/1 nail gun

1 vacuum pump/1 bonzing kit

1 recovery machine/2 recovery tanks

1 ent bender/1/2 1 bolt cutter

1 tree trimmer/1 snake

1 janitorial cart/1 billy goat

2 shovels/1 rake

Parrot’s Landing Personal Property Summary

2 tile cutters/1 radial arm saw

1-24’ ladder/1-15’ ladder

1 generator/1 a/c bender

1 grinder/1 a/c leak detector

Service Office/kitchen

Item Description

1 microwave

1 Fridge

2 dry erase boards

Keytrack/printer & computer

2 tables/6 chairs

1 computer

Model Ph-2

Item Description

1 glass table/2 chairs

1 sofa/3 pillows

2 end tables/1 coffee table

1 metal etagere/3 picture frames

2 lamps/8 silk tree/books

1 queen bed with head board

1 dresser

5 appliances

Kitchen misc items

Bedding/6 pillows

Artwork/mirror/misc

1 desk/chair/lamp

Silk trees/books

Window treatment/silk arrang

Model Ph-1

Item Description

TV stand/faux plasma screen

End table/cocktail table

Lamp/floor lamp

Couch/pillows

Cornice/drapes

Kitchen artwork/accessories

Rug

2 bar stools/dining table/4 dining chairs

buffet/mirror

2 lamps dining room

table set up/misc artwork

cornice/drapes in bath area

bath rug/artwork/accessories

master headboard

master bed/pillows/bedding

master night stand/desk

master chair/dresser/mirror/3 lamps

Parrot’s Landing Personal Property Summary

misc silk trees/floral

master cornice & drapes/art work/accessories

Guest bed/bedding/pillows/headboard

Guest dresser/wicker chair

Guest desk/bench/nightstand

Guest mirror/3 lamps

Guest silk plants/artwork

guest accessories/drapery

guset bath/drapes/rug

Guest bath artwork/accessories